The  depositor  has filed a  registration  statement  (including a base  prospectus)  with the SEC for the offering  to which  this term  sheet  supplement  relates.  Before you  invest,  you should  read the base prospectus in that  registration  statement  and other  documents the depositor has filed with the SEC for more complete  information  about the issuing  entity and this  offering.  You may obtain these  documents free of charge by visiting EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing entity, any underwriter or any dealer  participating  in the offering will arrange to send you the base prospectus
if    you    request    it    by    calling     toll-free     1-866-803-9204.     Please     click    here
http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar2/    or   visit   the    following    website:
http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar2/   for  a  copy   of  the   base   prospectus
applicable to this offering.

This term sheet  supplement is not required to contain all information  that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The  information  in this term sheet  supplement,  if  conveyed  prior to the time of your  commitment  to purchase,  supersedes  information  contained in any prior similar term sheet supplement relating to these securities.

This term sheet  supplement is not an offer to sell or a solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred to in this term sheet  supplement are being offered when, as and if issued.  Our obligation  to  sell  securities  to you is  conditioned  on the  securities  having  the  characteristics described  in this term sheet  supplement.  If that  condition is not  satisfied,  we will notify you, and neither the  issuing  entity nor the  underwriter  will have any  obligation  to you to deliver all or any portion of the  securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

                                          TERM SHEET SUPPLEMENT

                               Bear Stearns Mortgage Funding Trust 2006-AR2
                                              Issuing Entity

                                         EMC Mortgage Corporation
                                           Servicer and Sponsor

                              Structured Asset Mortgage Investments II Inc.
                                                Depositor

                               Bear Stearns Mortgage Funding Trust 2006-AR2
                           Mortgage Pass-Through Certificates, Series 2006-AR2

The certificates  are obligations  only of the trust.  Neither the certificates nor the mortgage loans are insured or guaranteed by any person,  except as described  herein.  Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this term sheet supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering.
Any representation to the contrary is unlawful.

For use with securitizations involving Bear Stearns Option ARM loans and 5 Yr. Secure Option ARM loans, each with negative amortization features,  consisting of certain classes of Class A, Class M and Class B certificates with multiple loan groups and with an overcolleralization structure.

                                         Bear, Stearns & Co. Inc.
                                               Underwriter
                                     Dated as of September 7, 2006
                          For use with the base prospectus dated August 31, 2006

                Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We  provide   information  to  you  about  the  offered   certificates  in  two  separate  documents  that
progressively provide more detail:

o        the accompanying prospectus,  which provides general information,  some of which may not apply to this series of certificates; and

o        this term sheet supplement, which describes the specific terms of your certificates.

The  description  of your  certificates  in this term sheet  supplement is intended to enhance the related description  in the prospectus  and you should rely on the  information in this term sheet  supplement and the related term sheet as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New York 10179 and its
telephone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SPONSOR,  THE SERVICER,  THE
TRUSTEE,  EACH RECIPIENT OF THE RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF,  EACH HOLDER
OF A CERTIFICATE,  AGREES AND  ACKNOWLEDGES  THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR
EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,
TO ANY AND ALL PERSONS  THE TAX  TREATMENT  AND TAX  STRUCTURE  OF THE  CERTIFICATES  AND THE REMICS,  THE
TRANSACTIONS  DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)
THAT  ARE  PROVIDED  TO ANY OF THEM  RELATING  TO  SUCH  TAX  TREATMENT  AND TAX  STRUCTURE  EXCEPT  WHERE
CONFIDENTIALITY   IS  REASONABLY   NECESSARY  TO  COMPLY  WITH  THE  SECURITIES  LAWS  OF  ANY  APPLICABLE
JURISDICTION.

                                          TRANSACTION STRUCTURE

                                              RISK FACTORS

         You are  encouraged  to carefully  consider the  following  risk factors in  connection  with the purchase of the offered certificates:

         Your Yield on the  Certificates  Will be  Subject to any  Negative  Amortization  on the  Related
Mortgage Loans.

         All of the mortgage loans in the trust fund are negative  amortization  loans.  Generally,  after the initial fixed rate period  following  origination  (as set forth in the related  mortgage  note),  the interest  rates on the negative  amortization  loans  included in the trust will  typically  adjust either monthly or  semi-annually,  as applicable,  but their monthly payments and  amortization  schedules adjust annually.  In addition,  in most  circumstances,  the amount by which a monthly payment may be adjusted on an annual  payment  adjustment  date may be limited and may not be sufficient to amortize fully the unpaid principal  balance of a mortgage  loan over its remaining  term to maturity.  The initial  interest  rates on most of the mortgage  loans are lower than the sum of the indices  applicable  at  origination  and the related  margins.  During a period of rising interest rates, as well as prior to the annual  adjustment to the monthly  payment made by the mortgagor,  the amount of interest  accruing on the principal  balance of these  mortgage  loans may exceed the amount of the minimum  monthly  payment.  As a result,  a portion of the accrued interest on negatively  amortizing  loans may become deferred  interest which will be added to their  principal  balances and will also bear interest at the  applicable  interest  rates.  The amount of any deferred  interest  accrued on a mortgage  loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

         If the interest  rates on the  mortgage  loans  decrease  prior to an  adjustment  in the monthly payment,  a larger portion of the monthly payment will be applied to the unpaid  principal  balance of the
mortgage  loan,   which  may  cause  the  related  classes  of  certificates  to  amortize  more  quickly.
Conversely,  if the interest  rates on the mortgage  loans  increase prior to an adjustment in the monthly payment,  a smaller portion of the monthly payment will be applied to the unpaid principal  balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

         With respect to the Bear Option ARM loans,  on the fifth  payment  adjustment  date of a mortgage loan and every fifth payment  adjustment  date  thereafter and the last payment  adjustment  date prior to the mortgage loan's  maturity,  the monthly payment due on that mortgage loan will be reset without regard to the related  periodic  payment cap or, if the unpaid  principal  balance equals or exceeds a percentage of 110% or 115% (as applicable) of the original  principal balance due to deferred  interest,  the monthly payment due on that  mortgage loan will be reset without  regard to the related  periodic  payment cap, in each case in order to provide for the  outstanding  balance of the mortgage loan to be paid in full at its maturity by the payment of equal  monthly  installments.  With respect to the 5 Yr. Bear Secure Option ARM loans,  the initial  minimum monthly payment is calculated on the basis of the original loan amount and an interest  rate below the original  interest  rate of generally up to 3%. On the fifth  payment  adjustment date or if the unpaid  principal  balance  equals or exceeds a percentage of 110% or 115% (as  applicable)
of the original  principal  balance due to deferred  interest,  the monthly  payment due on that  mortgage loan will be reset without regard to the related  periodic  payment cap, to an interest only payment in an amount  equal to the full  amount  of  accrued  interest  on the  mortgage  loan  calculated  based on the outstanding  principal  balance  of the  mortgage  loan  and  the  interest  rate  then in  effect.  These adjustment  features are likely to  substantially  increase the monthly payment due from borrowers and are likely to affect  the rate at which  principal  on these  mortgage  loans is paid and may create a greater risk of  default  if the  borrowers  are  unable to pay the  monthly  payments  on the  related  increased principal  balances.  It is expected  that if a borrower paid only the minimum  monthly  payment due under the mortgage loan, such mortgage loan would reach the applicable negative  amortization  percentage within approximately four years of  origination.

         The amount of deferred  interest,  if any,  with respect to the mortgage  loans for a given month will reduce the amount of interest  collected on these  mortgage  loans and available to be distributed as a distribution of interest to the related  classes of  certificates.  The resulting  reduction in interest collections  on the  mortgage  loans will be offset,  in part or in whole,  by  applying  all  payments of
principal  received  on  the  mortgage  loans  to  interest   distributions  on  the  related  classes  of
certificates.  For any  distribution  date,  the net  deferred  interest  on the  mortgage  loans  will be allocated to each class of  certificates  as set forth in the Term Sheet.  The amount of the  reduction of accrued interest  distributable to each class of certificates  attributable to net deferred  interest will be added to the  current  principal  amount  of that  class.  Only the  amount by which  the  payments  of principal  received on the  mortgage  loans exceed the amount of deferred  interest on the mortgage  loans will be  distributed  as  principal  to the related  classes of  certificates.  The  increase in the class certificate  balance  of any class of  certificates  and the  slower  reduction  in the class  certificate balances due to the use of all principal  collected on the mortgage loans to offset the deferred  interest will have the effect of increasing the weighted  average lives of the  certificates  and  increasing  your exposure  to  realized  losses on the  related  mortgage  loans.  We cannot  predict  the  extent to which mortgagors  will prepay their mortgage loans and therefore  cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

         In addition,  as the principal  balance of a mortgage loan subject to negative  amortization will increase by the amount of deferred  interest  allocated to such loan, the increasing  principal balance of a negative  amortization  loan may approach or exceed the value of the related  mortgaged  property,  thus increasing  the likelihood of defaults as well as the amount of any loss  experienced  with respect to any such negative  amortization  that is required to be liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal  balance thereto (due to the addition of deferred interest,  if any, to the principal  balance of the mortgage  loan) in a single payment at the maturity of such mortgage  loan.  Because the related  mortgagors may be required to make a larger single payment upon maturity,  it is  possible  that the default  risk  associated  with  mortgage  loans  subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         Some of the Mortgage Loans Have a Limited Performance History.

         The 5 Yr.  Bear  Secure  Option  ARM loans  included  in loan  group II are a new  product in the mortgage  marketplace.  The  performance  of these  mortgage  loans may be  significantly  different  than mortgage loans that fully amortize or have other  negative  amortization  features that are more common to the  mortgage  marketplace.  In  particular,  the  depositor is not aware of any  performance  history for mortgage  loans of this type,  including  with respect to losses,  delinquencies  or  prepayments.  If the performance  of these  mortgage  loans is  substantially  worse or different  than assumed by an investor, there may be delays in payment  and  increased  losses on the  mortgage  loans.  Such delays and losses on the mortgage loans could affect the rate and timing of payments on the certificates.

         The  Offered  Certificates  Will  Have  Limited  Liquidity,  So You May Be  Unable  to Sell  Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends to make a  secondary  market in the offered  certificates,  however the underwriter  will not be obligated to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does  develop,  that it will provide  holders of the offered certificates  with  liquidity  of  investment  or that  it  will  continue  for  the  life of the  offered certificates.  As a result,  any resale  prices that may be available for any offered  certificate  in any market that may develop may be at a discount  from the  initial  offering  price or the fair market  value thereof. The offered certificates will not be listed on any securities exchange.

         Credit  Enhancement  Is Limited;  The Failure of Credit  Enhancement to Cover Losses on the Trust
Fund Assets May Result in Losses Allocated to the Offered Certificates.

         The  subordination  of the  subordinate  certificates  to the senior  certificates  as  described herein is  intended to enhance  the  likelihood  that  holders of the senior  certificates  and, to a more limited extent,  that holders of the offered  subordinate  certificates,  will receive regular payments of interest  and  principal  and to provide the  holders of the senior  certificates  and, to a more  limited extent,  the  holders  of the  offered  subordinate  certificates  with a higher  payment  priority,  with protection  against losses  realized when the remaining  unpaid  principal  balance on a related  mortgage loan exceeds the amount of proceeds  recovered  upon the  liquidation  of that mortgage  loan. In general, this loss protection is accomplished by allocating the principal  portion of any realized  losses,  to the extent  not  covered  by excess  spread or any  overcollateralization,  among  the  related  certificates, beginning  with  the  subordinate  certificates  with the  lowest  payment  priority,  until  the  current principal  amount of that  subordinate  class has been reduced to zero. The principal  portion of realized losses are then  allocated to the next most junior class of  subordinate  certificates,  until the current principal  amount  of each  class of  subordinate  certificates  is  reduced  to zero.  If no  subordinate certificates  remain  outstanding,  the  principal  portion of realized  losses on a mortgage loan will be allocated  to the related  senior  certificates  in the order of priority as  described  in the Term Sheet until the  current  principal  amount  thereof has been  reduced to zero.  Accordingly,  if the  aggregate current  principal  amount  of the  non-offered  subordinate  certificates  were to be  reduced  to  zero, delinquencies  and defaults on the mortgage  loans would reduce the amount of funds  available for monthly distributions  to the holders of the  offered  subordinate  certificates  and,  if the  aggregate  current principal amount of the offered  subordinate  certificates  were to be reduced to zero,  delinquencies and defaults on the mortgage  loans would reduce the amount of funds  available for monthly  distributions  to the holders of the senior certificates.

         The ratings of the offered  certificates  by the rating  agencies  may be lowered  following  the initial  issuance  thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels  contemplated by the rating agencies at the time of their initial rating  analysis.  None of the depositor,  the sponsor,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement  any credit  enhancement,  or to take any other action to maintain the ratings of the offered  certificates.  See  "Description  of Credit  Enhancement—Reduction  or Substitution of Credit
Enhancement" in the prospectus.

         Developments  in Specified  Regions Could Have a  Disproportionate  Effect on the Mortgage  Loans
due to Geographical Concentrations of Mortgaged Properties.

         Some of the mortgage  loans may be  concentrated  in certain  geographical  regions.  Property in those regions may be more  susceptible  than  properties  located in other parts of the country to certain types of uninsurable  hazards,  such as earthquakes,  floods,  mudslides and other natural  disasters.  In addition:

o        economic  conditions  in a  specific  region  with  a  significant  concentration  of  properties underlying  the mortgage  loans (which may or may not affect real  property  values) may affect the ability of borrowers to repay their loans on time;

o        declines  in a region's  residential  real  estate  market  may  reduce the values of  properties located in that region,  which would result in an increase in the loan-to-value  ratios;
         and

o        any increase in the market value of  properties  located in a particular  region would reduce the loan-to-value  ratios and  could,  therefore,  make  alternative  sources  of  financing available to the borrowers at lower interest  rates,  which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates  to the  extent  losses  caused by these  risks  are not  covered  by  subordination provided by the subordinate certificates.

         A Transfer of Servicing May Result in an Increased Risk of  Delinquency  and Loss on the Mortgage
Loans.

         It is  expected  that  the  primary  servicing  for a  portion  of the  mortgage  loans  will  be transferred  to the  servicer  within  one  month of the  closing  date;  however,  the  servicer  will be obligated  to service the mortgage  loans as of the closing  date.  Any  servicing  transfer  will involve notifying mortgagors to remit payments to a new servicer,  transferring  physical possession of loan files and records to the new  servicer  and  entering  loan and  mortgagor  data on the  management  information
systems  of  the  new  servicer.   Accordingly,  such  transfers  could  result  in  misdirected  notices, misapplied  payments,  data input problems and other  problems.  In addition,  investors  should note that when the  servicing of mortgage  loans is  transferred,  there is  generally an increase in  delinquencies associated  with such transfer.  Such increase in  delinquencies  and problems  incurred with the transfer to the new  servicer  may  result  in  losses,  which,  to the  extent  they are not  absorbed  by  credit enhancement,  will cause losses or shortfalls  to be incurred by the holders of the offered  certificates.
In addition,  any higher  default rate  resulting  from such  transfer  may result in an  acceleration  of prepayments on those mortgage loans.

         The  Underwriting  Standards  of Some of the  Mortgage  Loans Do Not Conform to the  Standards of
Fannie Mae or Freddie Mac and May Increase the Risk of Payment Application Errors.

         Some  of  the  mortgage  loans  were  underwritten  generally  in  accordance  with  underwriting standards  which are primarily  intended to provide for single family  "non-conforming"  mortgage loans. A
"non-conforming"  mortgage loan means a mortgage  loan which is  ineligible  for purchase by Fannie Mae or
Freddie Mac due to either credit  characteristics  of the related mortgagor or documentation  standards in connection with the  underwriting of the related  mortgage loan that do not meet the Fannie Mae or Freddie
Mac underwriting  guidelines for "A" credit mortgagors.  These credit  characteristics  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines  and  mortgagors  who may have a record  of credit  write-offs,  outstanding  judgments,  prior bankruptcies  and other  credit  items that do not satisfy  such  Fannie Mae or Freddie  Mac  underwriting guidelines.  These documentation  standards may include mortgagors who provide limited or no documentation
in  connection  with  the  underwriting  of  the  related  mortgage  loan.  Accordingly,   mortgage  loans
underwritten  under  the  originator's   non-conforming  credit  underwriting   standards  are  likely  to
experience rates of delinquency,  foreclosure and loss that are higher,  and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac  underwriting  guidelines.
Any resulting  losses, to the extent not covered by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

         Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates  in book-entry  form,  certificateholders  may  experience delays in receipt of payments  and/or  reports  since  payments and reports will  initially be made to the book-entry  depository or its nominee.  In addition,  the issuance of  certificates in book-entry form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments  (including  prepayments,  collections  upon defaults, liquidations  and  repurchases  and the allocation of deferred  interest) on the related mortgage  loans and the allocation  thereof to reduce or increase the current  principal amount of the offered certificates, as well as other factors.

         The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions occur at a rate faster than anticipated at the time of purchase,  the investor's  actual yield to maturity will be lower than that  assumed at the time of  purchase.  Conversely,  if the offered  certificates  are purchased at a discount and principal  distributions  occur at a rate slower than that  anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The rate and timing of  distributions  allocable to principal  on the offered  certificates  will depend,  in general,  on the rate and timing of principal  payments  (including  prepayments,  collections upon defaults,  liquidations  and  repurchases  and the  allocation of deferred  interest) on the mortgage loans and the allocation  thereof to pay principal on these  certificates  as provided  herein.  As is the case  with  mortgage  pass-through  certificates  generally,  the  offered  certificates  are  subject  to substantial  inherent  cash-flow  uncertainties  because  the  mortgage  loans may be prepaid at any time.
However,  with  respect  to some of the  mortgage  loans,  a  prepayment  within  one to four years of its origination  may subject the related  mortgagor  to a prepayment  charge,  which may act as a deterrent to prepayment of the mortgage loan during the applicable period.  However, under certain  circumstances,  the prepayment  charge may be waived by the servicer.  There can be no assurance that any  prepayment  charges will have any  effect on the  prepayment  performance  of the  mortgage  loans.  See  "Description  of the
Mortgage Loans" herein.

         The sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced  origination fees or closing costs or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case and in some cases,  the average credit or collateral  quality of the mortgage loans  remaining in the mortgage pool may decline.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of  principal to investors in the offered  certificates  at a time when  reinvestment  at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of  principal  to  investors  in the  offered  certificates  at time when  reinvestment  at comparable yields may not be possible.

         During at least the first three years after the closing  date,  the entire  amount of payments of principal  with respect to the mortgage loans will be allocated to the senior  certificates,  as described herein,  unless the current  principal  amount of the senior  certificates  has been reduced to zero. This will accelerate the amortization of the senior  certificates in each  certificate  group as a whole while, in the absence of losses in respect of the  mortgage  loans,  increasing  the  percentage  interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the  offered  certificates,  see "Yield and  Prepayment  Considerations"  herein,  including  the tables entitled "Percent of Initial Principal Amount Outstanding" herein.

         The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When  certain  classes  of  certificates   provide  credit   enhancement  for  other  classes  of
certificates it is sometimes referred to as  "subordination."  For purposes of this term sheet supplement, subordination with respect to the offered certificates or "subordinated classes" generally means:

         o        with respect to the Class A certificates  in a loan group:  the Class M certificates  and Class B certificates in such loan group and any overcollateralization in such loan group;

         o        with  respect  to the Class M  certificates  in a loan  group:  each  class,  if any,  of Class M certificates  in such loan group  with a higher  numerical  designation  and the Class B certificates and any overcollateralization in such loan group;

         o        with  respect  to the Class B  certificates  in a loan  group:  each  class,  if any,  of Class B
                  certificates  in  such  loan  group  with  a  higher   numerical   designation  and  any
                  overcollateralization in such loan group.

         Credit  enhancement  for the senior  certificates  will be provided,  first,  by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal  prior to the related  subordinated  classes  and,  second,  by  the  allocation  of  realized  losses  to  the  related subordinated  classes  before  allocation  to  the  related  senior  certificates.  This  form  of  credit enhancement  uses  collections  on the  mortgage  loans  otherwise  payable to the  holders of the related subordinate  classes to pay amounts due on the more senior classes.  Such  collections are the sole source of funds from which such  credit  enhancement  is  provided.  Realized  losses in excess of any  available excess  spread  and any  current  overcollateralization  in a loan  group  are  allocated  to the  related
subordinate   certificates,   beginning  with  the  Class  B  certificates   with  the  highest  numerical
designation,  until the  principal  amount of that  class has been  reduced to zero.  Accordingly,  if the
aggregate   certificate   principal  balance  of  a  subordinated  class  were  to  be  reduced  to  zero, delinquencies  and defaults on the mortgage  loans would reduce the amount of funds  available for monthly distributions  to holders of the  remaining  subordinated  class or classes of  certificates  and,  if the aggregate  certificate  principal  balance  of all the  subordinated  classes  were to be reduced to zero, delinquencies  and  defaults on the  mortgage  loans in the related  loan group would reduce the amount of funds  available  for  monthly  distributions  to holders of the  related  senior  certificates.  Realized losses on the senior  certificates in each loan group will be further  allocated  among such  certificates as set forth in the Term  Sheet.  You  should  fully  consider  the risks of  investing  in a  subordinate certificate,  including  the risk that you may not fully  recover your initial  investment  as a result of realized losses.

         The  weighted  average  lives of, and the yields to  maturity  on, the Class M  certificates  and
Class B  certificates  will be  progressively  more  sensitive  sequentially,  starting  with the  Class B certificates  with the highest  numerical  designation and then the Class M certificates  with the highest numerical  designation,  to the rate and timing of mortgagor  defaults and the severity of ensuing  losses on the related  mortgage  loans.  If the actual rate and severity of losses on the related  mortgage loans is higher than those  assumed by an investor in such  certificates,  the actual  yield to maturity of such certificates may be lower than the yield  anticipated by such holder based on such assumption.  The timing of losses on the mortgage  loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults  and  severity  of losses  over the life of the  mortgage  loans are  consistent  with an investor's  expectations.  In general,  the earlier a loss occurs, the greater the effect on an investor's yield to maturity.  Realized  losses on the related  mortgage  loans, to the extent they exceed the amount of  overcollateralization  following  distributions  of principal on the related  distribution  date, will reduce the  current  principal  amounts  of the  related  Class M  certificates  and Class B  certificates sequentially,  starting with the Class B certificates  with the highest numerical order and then the Class
M  certificates  with the highest  numerical  order.  As a result of such  reductions,  less interest will accrue on such class of subordinate  certificates  than would  otherwise be the case. Once a realized loss is  allocated  to a  subordinate  certificate,  no interest  will be  distributable  with  respect to such written  down amount.  However,  the amount of any realized  losses  allocated to the related  subordinate certificates  may  be  reimbursed  to  the  holders  of  the  subordinate  certificates  according  to the priorities set forth under "Description of the Certificates—Distributions on the Certificates" herein.

         Unless the current  principal  amounts of the related  senior  certificates  have been reduced to zero, the related subordinate  certificates will not be entitled to any principal  distributions until the distribution  date set forth in the Term Sheet or during any  period in which  delinquencies  or losses on the  mortgage  loans  exceed  certain  levels.  As a result,  the  weighted  average  life of the  related subordinate  certificates  will be longer than would otherwise be the case if  distributions  of principal were  allocated  among  all of the  certificates  at the same  time.  As a result of the  longer  weighted average lives of the related  subordinate  certificates,  the holders of such  certificates have a greater risk of suffering a loss on their  investments.  Furthermore,  because such certificates might not receive any principal if certain  delinquency  levels occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition,  the multiple class  structure of the subordinate  certificates  causes the yield of such classes to be  particularly  sensitive to changes in the rates of prepayment  of the mortgage  loans.
Because  distributions  of  principal  will be made to the holders of such  certificates  according to the priorities  described  herein,  the yield to maturity on such classes of certificates will be sensitive to the rates of  prepayment  on the mortgage  loans  experienced  both before and after the  commencement  of principal  distributions  on such  classes.  The yield to maturity on such  classes of  certificates  will also be  extremely  sensitive  to losses due to  defaults  on the  related  mortgage  loans and the timing thereof,  to the extent such losses are not covered by  overcollateralization,  excess spread,  or a class of  subordinate  certificates  with a lower  payment  priority.  Furthermore,  the  timing of  receipt  of principal and interest by the subordinate  certificates  may be adversely  affected by losses even if such classes of certificates do not ultimately bear such loss.

         Excess Spread May be Inadequate to Cover Losses and/or to Build Overcollateralization.

         The mortgage  loans in each loan group are expected to generate  more  interest than is needed to pay  interest on the related  offered  certificates  because we expect the  weighted  average net interest rate on the  related  mortgage  loans to be higher  than the  weighted  average  pass-through  rate on the related  certificates.  If the mortgage loans generate more interest than is needed to pay interest on the related offered  certificates,  any non-offered  certificates entitled to interest payments and trust fund expenses,  such  "excess  spread"  will be  used to make  additional  principal  payments  on the  offered certificates  and any  non-offered  certificates  entitled to  principal  payments,  which will reduce the total  principal  balance of such  certificates  below the  aggregate  principal  balance of the  mortgage loans,  thereby  creating  "overcollateralization."  Overcollateralization  is intended to provide limited protection to  certificateholders  by absorbing the certificate's share of losses from liquidated mortgage loans.  However,  we cannot assure you that enough  excess spread will be generated on the mortgage  loans to establish or maintain the  required  level of  overcollateralization.  On the closing date the required level is of  overcollateralization  is  expected  to be met  with  respect  to both  loan  groups.  If the protection  afforded by  overcollateralization  is insufficient,  then an investor could experience a loss on your investment.

         The excess  spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the mortgage  loans during the  preceding  month.
Such amount may be  influenced by changes in the weighted  average of the mortgage  rates  resulting  from prepayments, defaults and liquidations of the mortgage loans.

         The  overcollateralization  provisions,  whenever  overcollateralization  is at a level below the required level,  are intended to result in an accelerated  rate of principal  distributions  to holders of the classes of offered  certificates  then entitled to  distributions  of principal.  An earlier return of principal to the holders of the offered certificates as a result of the  overcollateralization  provisions will  influence  the  yield  on the  offered  certificates  in a manner  similar  to the  manner  in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates.

         The Net Rate Cap May Reduce the Yields on the Offered Certificates.

         The pass-through  rates on the offered  certificates are each subject to a net rate cap equal the weighted  average of the net mortgage rates on the related  mortgage loans as described in the Term Sheet.
 If on any distribution date the pass-through  rate for a class of offered  certificates is limited to the related  net rate cap,  the  holders  of the  applicable  certificates  will  receive a smaller  amount of interest  than they would have  received  on that  distribution  date had the  pass-through  rate for that class not been calculated  based on the related net rate cap. The holders of those  certificates  will not be entitled to recover  any  resulting  shortfall  in interest on that  distribution  date or on any other distribution  date except to the extent of excess cashflow  available for that purpose or to the extent of available  amounts  received from the cap contracts (if  applicable).  If mortgage  loans with  relatively higher  mortgage  rates prepay or default,  the net rate cap would result in lower interest than otherwise would be the case.

         The Offered  Certificates  May Not Always Receive  Interest Based on One-Month  LIBOR or One-Year
MTA Plus the Related Margin.

         The offered  certificates  may not always receive  interest at a rate equal to One-Month LIBOR or
One-Year MTA, as applicable,  plus the related margin. The pass-through rates on the offered  certificates are each  subject  to a net rate  cap  equal to the  weighted  average  of the net  mortgage  rates on the related  mortgage loans, as further  described  herein.  If the net rate cap on a class of certificates is less than the lesser of (a) One-Month  LIBOR or One-Year MTA, as  applicable,  plus the related margin and
(b) the fixed rate set forth in the Term Sheet (if any),  the  interest  rate on the related  certificates will be reduced to the net rate cap. Thus, the yield to investors in such  certificates  will be sensitive both to  fluctuations  in the level of One-Month  LIBOR and One-Year MTA and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage  loans with  relatively  higher net mortgage  rates,  particularly  during a period of increased  One-Month  LIBOR or One-Year MTA rates,  may result in the net rate cap being lower than otherwise would be the case. If on any  distribution  date the application  of the net rate cap results in an interest  payment  lower than  One-Month  LIBOR or One-Year
MTA plus the related margin on the applicable  class of certificates  during the related  interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The interaction  of the  factors  described  above is  difficult  to analyze  and may change from time to time while the  certificates  are  outstanding.  It is  impossible  to predict with any certainty the amount or timing  of  distributions  on  the  certificates  or the  likely  return  on an  investment  in  any  such securities.  As a result,  only sophisticated  investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

         Statutory and Judicial  Limitations  on  Foreclosure  Procedures May Delay Recovery in Respect of
the Mortgaged  Property and, in Some Instances,  Limit the Amount that May Be Recovered by the Foreclosing
Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or reduce distributions in respect of the offered certificates.

         The Value of the  Mortgage  Loans May Be  Affected  By,  Among  Other  Things,  a Decline in Real
Estate Values, Which May Result in Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates.

         The  Ratings  on the  Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  and are Subject to  Withdrawal  at any Time,  Which May Affect the Liquidity or the
Market Value of the Offered Certificates.

         It is expected  that as a condition to the issuance of the offered  certificates  that each class of offered  certificates  will have the ratings in the  categories set forth in the term sheet. A security rating  is not a  recommendation  to buy,  sell or hold  securities  and may be  subject  to  revision  or withdrawal  at any time.  No person is obligated to maintain the rating on any offered  certificate,  and, accordingly,  there can be no assurance that the ratings  assigned to any offered  certificate on the date on which the  offered  certificates  are  initially  issued will not be lowered or  withdrawn  by a rating agency at any time  thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity  or the market value of the related offered certificates may be adversely affected.

         The  Mortgage  Loans May Have  Limited  Recourse  to the  Related  Borrower,  Which May Result in
Losses with Respect to These Mortgage Loans.

         Some or all of the  mortgage  loans  included  in the trust  fund will be  non-recourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other assets,  if any, that were  pledged to secure the  mortgage  loan.  However,  even with  respect  to those  mortgage  loans that provide for recourse  against the  mortgagor  and its assets  generally,  there can be no  assurance  that enforcement  of the recourse  provisions  will be  practicable,  or that the other assets of the mortgagor will be  sufficient  to  permit a  recovery  in  respect  of a  defaulted  mortgage  loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse  may affect the yield to  maturity  of the  offered  certificates  to the extent  losses caused  by these  risks  which  are not  covered  by  credit  enhancement  are  allocated  to the  offered certificates.

         The  Mortgage  Loans May Have  Environmental  Risks,  Which May Result in  Increased  Losses with
Respect to These Mortgage Loans.

         To the extent that the  servicer or the trustee (in its  capacity as  successor  servicer)  for a mortgage  loan  acquires  title to any  related  mortgaged  property  on  behalf  of the  trust,  which is contaminated  with or affected by  hazardous  wastes or hazardous  substances,  these  mortgage  loans may incur additional losses. To the extent these  environmental  risks result in losses on the mortgage loans, the yield to maturity of the offered  certificates,  to the extent not covered by credit enhancement,  may be affected.

         Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the trust to collect all or part of the  principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously paid and, in addition,  could subject the trust to damages and administrative enforcement. See "Legal Aspects of  Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originator  reasonably  believed  that the test was  satisfied  at the time of  origination.  Any  determination  by a court that the  mortgage  loan does not meet the test will result in a  violation  of the  state  anti-predatory  lending  law,  in which  case the  sponsor  will be required to purchase that mortgage loan from the trust.

         On the closing date,  the sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws;  and each  mortgage  loan  has  been  serviced  in all  material  respects  in  accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan documents.  In the event of a breach of this representation,  the sponsor will be  obligated  to cure the  breach or  repurchase  or replace  the  affected  mortgage  loan in the manner described in the prospectus.

         The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The Application of
the Servicemembers' Civil Relief Act and Similar State Laws.

         The  Servicemembers'  Civil  Relief  Act,  or the Relief  Act,  and  similar  state or local laws provide  relief to mortgagors  who enter active  military  service and to mortgagors in reserve status who are called to active  military  service  after the  origination  of their  mortgage  loans.  The  military operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active military duty,  including those citizens previously in reserve status.  Under the Relief Act the interest rate  applicable to a mortgage loan for which the related  mortgagor is called to active military service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction  and any reduction  provided  under similar state or local laws will result in an interest shortfall  because the servicer will not be able to collect the amount of interest which  otherwise  would be payable with respect to such mortgage  loan if the Relief Act or similar  state law was not  applicable thereto.  This  shortfall  will not be paid by the  mortgagor  on  future  due  dates or  advanced  by the servicer and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the  application  of the Relief Act or similar  state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the  servicer to  foreclose  on an affected  single family loan during the mortgagor's  period of active duty status,  and, under some  circumstances,  during an  additional  three  month  period  thereafter.  Thus,  in the  event  that the  Relief  Act or  similar legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates in connection therewith.  Any other interest shortfalls,  deferrals or  forgiveness of payments on the mortgage loans  resulting from similar  legislation or regulations  may result in delays in payments or losses to holders of the offered certificates.

                                    DESCRIPTION OF THE MORTGAGE LOANS

General

         The related Term Sheet will include  information  with respect to the mortgage  loans expected to be included in the pool of mortgage  loans in the trust fund.  Prior to the closing date,  mortgage  loans may be  removed  from the  mortgage  pool and other  mortgage  loans may be  substituted  for the  removed mortgage  loans.  The  depositor  believes  that the  information  set  forth in the  Term  Sheet  will be representative  of the  characteristics  of the  mortgage  pool as it will be  constituted  at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

         The mortgage pool will generally  consist of first lien,  adjustable-rate  negative  amortization mortgage loans secured by one- to four-family  residences and individual  condominium  units. The mortgage pool will be divided into two loan groups.  One loan group will include  mortgage loans  originated  under the Bear Option ARM program and the second loan group will include  mortgage loans  originated under the 5
Yr. Bear Secure Option ARM program, each as described below.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency criteria,  compliance  with  representations  and warranties,  and conformity to criteria  relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are being serviced as described below under "The  Servicer—EMC".  The mortgage loans were  originated  generally  in  accordance  with the  guidelines  described  under  "Mortgage  Loan
Origination—Underwriting Guidelines".

         All of the mortgage  loans have  scheduled  monthly  payments due on the Due Date.  Each mortgage loan will contain a customary "due-on-sale" clause.

         Bear Option ARM Loans

         The  mortgage  rates for the Bear  Option ARM loans are fixed for the one or three  month  period following their origination and then adjust monthly.  After the initial  fixed-rate  period,  the interest rate  borne by each Bear  Option  ARM  mortgage  loan will be  adjusted  monthly  based on  One-Year  MTA, referred to in this term sheet  supplement as an Index as described  below,  computed in  accordance  with the related note,  plus (or minus) the related gross margin and  generally  subject to rounding.  The Bear
Option ARM mortgage  loans  generally  contain a maximum  lifetime  mortgage  rate and a minimum  lifetime mortgage rate.

         Each month,  the mortgagor will be required to pay a minimum  monthly  payment as provided in the related  mortgage  note.  The minimum  monthly  payment  will adjust  annually on a date  specified in the related  mortgage  note,  subject to the conditions  that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment date or the final payment  adjustment  date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the  adjustment,  (ii) as of the fifth  payment  adjustment  date and on the same day every  fifth year  thereafter  and on the last payment  adjustment  date,  the monthly  payment will be recast without regard to the limitation in clause
(i) above and (iii) if the unpaid principal balance exceeds a percentage  (either 110% or 115%,  depending on the maximum  negative  amortization  for that mortgage loan) of the original  principal  balance due to deferred  interest,  the monthly  payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

         In  addition to the minimum  monthly  payment  option,  under the Bear  Option ARM  program,  the mortgagor is offered three  additional  payment options to the extent they result in a larger payment than the minimum  monthly  payment.  The payment  options  include:  (i) the Interest Only  Payment,  where the mortgagor  would pay the full amount of accrued  interest  on the  mortgage  loan at the current  interest rate and the principal  balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment, where the mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in substantially  equal payments  (assuming the interest rate was not adjusted prior to maturity) and (iii) the 15 Year Amortized  Payment,  where the mortgagor  would make  payments in an amount that would pay interest  and  amortize  fully the then unpaid principal  balance over a remaining term of fifteen (15) years in substantially  equal payments  (assuming the  interest  rate was not  adjusted  prior to  maturity).  If a payment  option  would not  result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

         5 Yr. Bear Secure Option ARM Loans

         The  mortgage  rates  for the 5 Yr.  Bear  Secure  Option  ARM  loans are fixed for the five year period  following the origination of the mortgage loan and thereafter  adjust every six (6) months.  After the  initial  fixed-rate  period,  the  interest  rate  borne  by each  mortgage  loan  will  be  adjusted semi-annually  based  on  Six-Month  LIBOR,  referred  to in this  term  sheet  supplement  as an Index as described  below,  computed in accordance  with the related note, plus (or minus) the related gross margin and  generally  subject to rounding and to certain  other  limitations.  The 5 Yr. Bear Secure  Option ARM loans  will  generally  contain a maximum  mortgage  rate cap for the first  adjustment  date,  a periodic interval cap of 1% and a maximum lifetime mortgage rate.

         During the  initial  five year fixed  period,  the  mortgagor  will be  required to pay a minimum monthly  payment  calculated  on the basis of the original  loan amount and a note rate below the original note rate of  generally  up to 3%. The minimum  monthly  payment will adjust at the earlier of (i) the end of the initial five year fixed period or (ii) the date upon which the unpaid  principal  balance equals or exceeds a  percentage  (either  110% or 115%,  depending  on the maximum  negative  amortization  for that mortgage  loan) of the original  principal  balance of the mortgage  loan due to deferred  interest.  Upon adjustment,  the required  monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding  principal  balance of the mortgage  loan and the interest  rate then in effect.  The  required  monthly  payment may change once every six months based on the semi-annual  adjustment of interest.  This interest-only  period will expire at the end of the tenth  anniversary  of the loan,  at which time the monthly  payment will be adjusted to pay interest and amortize  fully the then unpaid  principal  balance over its  remaining  term to maturity
(assuming  the  interest  rate was not adjusted  prior to  maturity).  In addition to the minimum  monthly payment  option,  under the 5 Yr.  Bear Secure  Option ARM  program,  during the  initial  five year fixed period,  the mortgagor is offered three  additional  payment options to the extent they result in a larger payment than the minimum  monthly  payment.  The payment  options  include the Interest Only Payment,  the
Fully  Amortized  Payment and the 15 Year Amortized  Payment,  as offered  pursuant to the Bear Option ARM program.  As with the Bear Option ARM program,  if a payment  option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

Billing and Payment Procedures

         The mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage note.  Each month,  the Servicer sends  monthly  invoices to  borrowers  which  provide the payment  options  available  to each  borrower.
Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including  online  transfers,  phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Some of the  mortgage  loans  provide  for payment by the  mortgagor  of a  prepayment  charge in connection  with some  prepayments.  The amount of the  prepayment  charge is as  provided  in the related mortgage note, and the prepayment  charge will generally apply if, in any  twelve-month  period during the first year,  first three years or other period as provided in the related  mortgage  note from the date of origination  of the  mortgage  loan,  the  mortgagor  prepays an  aggregate  amount  exceeding  20% of the original  principal  balance of the  mortgage  loan or another  amount  permitted by  applicable  law. The amount of the  prepayment  charge  will,  for the majority of the  mortgage  loans,  be equal to 6 months'
advance  interest  calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount  prepaid in excess of 20% of the original  principal  balance of the mortgage  loan, but it may be a lesser or greater  amount as provided in the  related  mortgage  note.  A  prepayment  charge may not apply  with  respect to a sale of the  related  mortgaged  property,  and in some  circumstances,  such as illegality, may be unenforceable.

         Generally,  the Servicer shall not waive any prepayment  charge  unless:  (i) the  enforceability thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local, state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv)
such waiver is standard and customary in servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable default and would, in the reasonable  judgment of the Servicer,  maximize recovery of total  proceeds  taking into  account  the value of such  prepayment  charge and the  related  mortgage loan.  Accordingly,  there can be no  assurance  that the  prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the mortgagor has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft,"  meaning that the mortgagor has to cover the prepayment  charge unless the mortgagor has conveyed  the related  mortgaged  property to a  third-party.  The sponsor  does not have  information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Negative Amortization

         All of the mortgage  loans have a negative  amortization  feature,  under which accrued  interest may be deferred and added to the principal  balance of the mortgage loan.  Negative  amortization  results from the fact that while the  interest  rate on a negative  amortization  loan adjusts  either  monthly or semi-annually,  as  applicable,  the amount of the monthly  payment  adjusts only on an annual  basis.  In addition,  the  monthly  payment may not fully  amortize  the  principal  balance of the loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loan may be subject to:

         (1)      reduced  amortization  if the monthly  payment is sufficient to pay current  accrued  interest at the mortgage rate but is not sufficient to reduce  principal in accordance  with a fully amortizing schedule;

         (2)      negative  amortization,  if current accrued interest is greater than the monthly  payment,  which would  result in the  accrued  interest  not  currently  paid being  treated as Deferred
                  Interest; or

         (3)      accelerated  amortization  if the monthly  payment is greater  than the amount  necessary  to pay current  interest  and  to  reduce  principal  in  accordance  with a  fully  amortizing schedule.

         Deferred Interest may result in a final lump sum payment at maturity  significantly  greater than the monthly payment that would otherwise be payable.

         The total  amount  of  Deferred  Interest  that may be added is  limited  by a  provision  in the mortgage  note to the effect that the  principal  amount of the mortgage  loan may not exceed a percentage or periodic cap, times the principal amount of the loan at origination.

Indices on the Mortgage Loans

         One-Year  MTA.  The  interest  rate on the Bear  Option ARM loans will  adjust  monthly  based on
One-Year  MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month  moving  average  monthly yield on United States  Treasury  Securities  adjusted to a constant  maturity of one year as published by the Federal Reserve Board in the Federal Reserve  Statistical  Release  "Selected  Interest Rates (H.15),"
determined  by averaging the monthly  yields for the most  recently  available  twelve  months.  The index figure used for each interest rate  adjustment  date will be the most recent index figure  available as of fifteen days before that date.

         The  following  levels of One-Year MTA do not purport to be  representative  of future  levels of
One-Year  MTA.  No  assurance  can be given as to the  level of  One-Year  MTA on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                     One-Year MTA
                                      ___________________________________________________________________________
Date                                   2001          2002          2003         2004         2005          2006
_________________________________________________________________________________________________________________
January 1                              5.999%        3.260%       1.935%       1.234%        2.022%       3.751%
February 1                             5.871         3.056        1.858        1.229         2.171        3.888
March 1                                5.711         2.912        1.747        1.225         2.347        4.011
April 1                                5.530         2.786        1.646        1.238         2.504        4.143
May 1                                  5.318         2.668        1.548        1.288         2.633        4.282
June 1                                 5.102         2.553        1.449        1.381         2.737        4.432
July 1                                 4.897         2.414        1.379        1.463         2.865        4.563
August 1                               4.671         2.272        1.342        1.522         3.019        4.664
September 1                            4.395         2.180        1.302        1.595         3.163
October 1                              4.088         2.123        1.268        1.677         3.326
November 1                             3.763         2.066        1.256        1.773         3.478
December 1                             3.481         2.002        1.244        1.887         3.618

         Six-Month  LIBOR.  The  interest  rate  on  the 5 Yr  Secured  Option  ARM  program  will  adjust semiannually  based on Six-Month  LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  six-month  U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

         The  following  does not purport to be  representative  of future levels of Six-Month  LIBOR.  No assurance  can be given as to the level of Six-Month  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR
                                       ________________________________________________________________________
Date                                    2001            2002         2003        2004        2005         2006
_______________________________________________________________________________________________________________
January 1.....................          6.20%           2.03%        1.38%       1.22%       2.78%        4.71%
February 1....................          5.26            2.08         1.35        1.21        2.97         4.82
March 1.......................          4.91            2.04         1.34        1.17        3.19         5.26
April 1.......................          4.71            2.36         1.23        1.16        3.39         5.14
May 1.........................          4.30            2.12         1.29        1.38        3.41         5.22
June 1........................          3.98            2.08         1.21        1.60        3.54         5.39
July 1........................          3.91            1.95         1.12        1.89        3.73         5.59
August 1......................          3.69            1.87         1.21        1.99        3.95         5.51
September 1...................          3.45            1.80         1.20        1.98        4.00
October 1.....................          2.52            1.71         1.14        2.20        4.27
November 1....................          2.15            1.60         1.23        2.32        4.47
December 1....................          2.03            1.47         1.27        2.63        4.63

                                         STATIC POOL INFORMATION

         The depositor will provide static pool  information,  material to this offering,  with respect to the experience of the sponsor in  securitizing  asset pools of a type similar to the Bear Option ARM loans at http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar2/.

         Information  provided  through the internet address above will not be deemed to be a part of this term sheet supplement,  the Term Sheet or the registration  statement for the securities offered hereby if it relates to any prior  securities  pool or vintage data related to periods  before  January 1, 2006,  or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

         The 5 Yr. Bear Secure  Option ARM mortgage  loans are a new product in the mortgage  marketplace.
The  performance  of these mortgage  loans may be  significantly  different than mortgage loans that fully amortize or have other negative  amortization  features that are more common to the mortgage  marketplace.
In particular, the depositor is not aware of any performance history for these mortgage loans.

                                            THE ISSUING ENTITY

         Bear Stearns  Mortgage  Funding Trust 2006-AR2 is a common law trust formed under the laws of the
State of New York pursuant to the Agreement.  The Agreement  constitutes the "governing  instrument" under the laws of the State of New York.  After its  formation,  Bear Stearns  Mortgage  Funding Trust  2006-AR2 will not engage in any activity  other than (i)  acquiring  and holding the  mortgage  loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the certificates,  (iii) making payments on the certificates  and (iv)  engaging  in other  activities  that are  necessary,  suitable  or  convenient  to accomplish  the foregoing or are incidental  thereto or connected  therewith.  The foregoing  restrictions are contained in the Agreement.  These  restrictions  cannot be amended  without the consent of holders of certificates  evidencing  at least  51% of the  voting  rights.  For a  description  of  other  provisions relating to amending  the  Pooling and  Servicing  Agreement,  please see "The  Agreements—  Amendment  of
Agreement" in the prospectus.

         The assets of Bear Stearns  Mortgage  Funding Trust  2006-AR2 will consist of the mortgage  loans and certain related assets.

         Bear Stearns Mortgage Funding Trust 2006-AR2's fiscal year end is December 31.

                                              THE DEPOSITOR

         Structured Asset Mortgage  Investments  Inc. II, referred to herein as the Depositor,  was formed in the state of Delaware in June 2003,  and is a  wholly-owned  subsidiary  of The Bear Stearns  Companies
Inc. The Depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  As of June 30,  2006,  the  Depositor  has been  involved in the  issuance of securities  backed by residential  mortgage loans of approximately  $115,594,490,169.  In conjunction with the Sponsor's  acquisition  of the mortgage  loans,  the  Depositor  will execute a mortgage loan purchase agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and  registration of the securities  contemplated  in this term sheet  supplement, the Term Sheet and any  supplement  hereto,  the Depositor  will have no duties or  responsibilities  with respect to the pool assets or the securities.

         The Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York, New
York 10179.  Its telephone number is (212) 272-2000.

                                               THE SPONSOR

         The  sponsor,  EMC  Mortgage  Corporation,  referred  to  herein  as  EMC  or  the  Sponsor,  was incorporated in the State of Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation of
The Bear Stearns  Companies  Inc., and is an affiliate of the Depositor and the  Underwriter.  The Sponsor
was  established  as a mortgage  banking  company to  facilitate  the purchase and servicing of whole loan portfolios  containing  various  levels of  quality  from  "investment  quality"  to  varying  degrees  of
"non-investment  quality" up to and  including  real estate owned assets  ("REO").  The Sponsor  commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.
Its telephone number is (214) 626-3800.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The Sponsor is one of the United
States'  largest  purchasers  of scratch and dent and  sub-performing  residential  mortgages and REO from various  institutions,  including banks,  mortgage companies,  thrifts and the U.S. government.  Loans are generally  purchased  with  the  ultimate  strategy  of  securitization  into an  array  of Bear  Stearns'
securitizations  based upon product type and credit parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the Sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions group, for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999.  The following  table describes  size,  composition  and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                          December 31, 2003                         December 31, 2004                       December 31, 2005                         June 30, 2006
                                        _________________________________________________________________________________________________________________________________________________________

          Loan Type                     Number    Total Portfolio of Loans    Number      Total Portfolio of Loans     Number    Total Portfolio of Loans     Number     Total Portfolio of Loans
_________________________________________________________________________________________________________________________________________________________________________________________________
Alt-A ARM                               12,268     $    3,779,319,393.84      44,821     $    11,002,497,283.49        73,638     $   19,087,119,981.75        45,516     $   12,690,441,830.33
Alt-A Fixed                             15,907     $    3,638,653,583.24      15,344     $     4,005,790,504.28        17,294     $    3,781,150,218.13         9,735     $    2,365,141,449.49
HELOC                                        -     $                -              -     $                 -            9,309     $      509,391,438.93         4,360     $      310,097,521.06
Prime ARM                               16,279     $    7,179,048,567.39      30,311     $    11,852,710,960.78        27,384     $   13,280,407,388.92         4,203     $    2,168,057,808.87
Prime Fixed                              2,388     $    1,087,197,396.83       1,035     $       509,991,605.86         3,526     $    1,307,685,538.44         1,803     $      484,927,212.35
Prime Short Duration ARM                 7,089     $    2,054,140,083.91      23,326     $     7,033,626,375.35        38,819     $   14,096,175,420.37        39,946     $   15,102,521,877.81
Reperforming                             2,800     $      247,101,330.36       2,802     $       311,862,677.46         2,877     $      271,051,465.95         1,084     $      115,127,847.83
Seconds                                      -     $                -         14,842     $       659,832,093.32       114,899     $    5,609,656,263.12        68,788     $    3,755,330,847.76
SubPrime                                29,303     $    2,898,565,285.44      98,426     $     13,051,338,552.19      101,156     $   16,546,152,274.44        34,396     $    6,069,878,975.92
Totals                                  86,034     $   20,884,025,641.01     230,907     $   48,427,650,052.73        388,902     $   74,488,789,990.05       209,831     $   43,061,525,370.96

         With respect to some of the  securitizations  organized by the sponsor, a "step-down" trigger has occurred  with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those securitizations,  resulting in a sequential  payment of  principal  to the related  offered  certificates, from the  certificates  with the highest  credit  rating to the one with the lowest  rating.  In addition, with respect to one  securitization  organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID),  from the Federal Trade Commission
(FTC),  seeking  documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed  subprime  lenders,  loan servicers and loan brokers to determine  whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                               THE SERVICER

General

         EMC Mortgage  Corporation  or EMC, will act as the Servicer of the mortgage  loans  pursuant to a
Pooling and Servicing  Agreement,  referred to herein as the Agreement.  Among other things, the Agreement will  require  that the  Servicer  accurately  and  fully  report  its  borrower  credit  files to  credit repositories in a timely manner.

         The  information  set forth in the  following  paragraphs  with  respect to the Servicer has been provided by the Servicer. None of the Depositor,  the Underwriter,  the Trustee or any of their respective affiliates  (other than the  Servicer)  have made or will make any  representation  as to the  accuracy or completeness of such information.

The Servicer

EMC

         For a  description  of EMC,  please see "—The  Sponsor" in this term sheet  supplement.  EMC will service the mortgage  loans in accordance  with the  description of the  applicable  servicing  procedures contained  in this  section in the term sheet  supplement.  EMC has been  servicing  residential  mortgage loans since 1990.  From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The  principal  business  of EMC  since  inception  has  been  specializing  in the  acquisition,
securitization,   servicing  and  disposition  of  mortgage  loans.  EMC's  servicing  portfolio  consists primarily of two categories:

    o        "performing  loans," or performing  investment  quality  loans  serviced for EMC's own account or the account of Fannie Mae,  Freddie  Mac,  private  mortgage  conduits  and various institutional investors; and

    o        "non-performing loans," or non-investment grade,  sub-performing loans,  non-performing loans and
              REO  properties  serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will  service  the  mortgage  loans in  accordance  with the  description  of the  applicable servicing  procedures  contained  in this  section of the term sheet  supplement.  EMC has been  servicing residential  mortgage  loans since  1990.  EMC will  service the  mortgage  loans in  accordance  with the description  of  the  applicable  servicing  procedures  contained  in  this  section  of the  term  sheet
supplement.    EMC has been  servicing  residential  mortgage  loans since 1990. As of June 30, 2006,  EMC was acting as servicer for  approximately 250 series of residential  mortgage-backed  securities and other mortgage loans with an outstanding  principal balance of approximately  $64.6 billion.  From year end 2004 to June 30,  2006,  the loan count of EMC's  servicing  portfolio  grew by  approximately  95.9%,  and the unpaid principal balance of EMC's servicing portfolio grew by approximately 132.5%.

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing portfolio as of the dates indicated.

                                     As of December 31, 2003                                    As of December 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------------
     Loan Type      No. of Loans     Dollar Amount     Percent     Percent by    No. of         Dollar Amount      Percent    Percent
                                                       by No. of     Dollar                                        by No. of  by Dollar
                                                         Loans       Amount       Loans                              Loans      Amount
                    ---------------------------------------------------------------------------------------------------------------------
Alta-A Arm.....        2,439       $   653,967,868.93    1.40%       4.75%          19,498   $ 4,427,820,707.76        7.96%     15.94%
Alta-A Fixed...       19,396       $ 3,651,416,056.79   11.14%      26.51%          25,539   $ 4,578,725,473.28       10.43%     16.48%
Prime Arm......        7,978       $   868,798,347.46    4.58%       6.31%           8,311   $ 1,045,610,015.30        3.39%      3.76%
Prime Fixed....       16,377       $ 1,601,411,491.35    9.40%      11.63%          14,560   $ 1,573,271,574.42        5.95%      5.66%
Seconds........       25,290       $   690,059,168.80   14.52%       5.01%          39,486   $ 1,381,961,155.08       16.13%      4.98%
Subprime.......       76,166       $ 5,058,932,125.93   43.73%      36.73%         114,436   $13,706,363,249.78       46.74%     49.34%
Other..........       26,523       $ 1,249,014,372.71   15.23%       9.07%          23,010   $ 1,063,682,459.11        9.40%      3.83%
                    ---------------------------------------------------------------------------------------------------------------------
Total..........      174,169       $13,773,599,431.97  100.00%     100.00%        244,840    $27,777,434,634.73      100.00%    100.00%

-----------------------------------------------------------------------------------------------------------------------------------------
                                     As of December 31, 2005                                      As of June 30, 2006
-----------------------------------------------------------------------------------------------------------------------------------------
     Loan Type      No. of Loans     Dollar Amount     Percent     Percent by    No. of         Dollar Amount      Percent    Percent
                                                       by No. of     Dollar                                        by No. of  by Dollar
                                                         Loans       Amount       Loans                              Loans      Amount
                    ---------------------------------------------------------------------------------------------------------------------
Alta-A Arm.....       57,510       $13,625,934,321.62   12.69%      23.00%       45,369     $  11,945,448,033.57     9.46%     18.50%
Alta-A Fixed...       17,680       $ 3,569,563,859.33    3.90%       6.03%       26,199     $   5,240,887,578.52     5.46%      8.11%
Prime Arm......        7,428       $ 1,010,068,678.92    1.64%       1.71%        7,050     $     935,151,471.50     1.47%      1.45%
Prime Fixed....       15,975       $ 2,140,487,565.90    3.52%       3.61%       15,683     $   2,139,403,359.36     3.27%      3.31%
Seconds........      155,510       $ 7,164,515,426.20   34.31%      12.10%      179,330     $   8,547,703,139.94    37.38%     13.24%
Subprime.......      142,890       $20,373,550,690.52   31.53%      34.40%      139,890     $  20,361,085,084.49    29.16%     31.53%
Other..........       56,216       $11,347,144,055.57   12.40%      19.16%       66,235     $  15,414,138,024.47    13.81%     23.87%
                    ---------------------------------------------------------------------------------------------------------------------
Total..........      453,209       $59,231,264,598.06  100.00%     100.00%      479,756     $  64,583,816,691.85   100.00%    100.00%

                                        MORTGAGE LOAN ORIGINATION

General

         A portion of the Bear  Option ARM  mortgage  loans  included in loan group I were  originated  or acquired by the Sponsor  from  various  sellers  and were  originated  generally  in  accordance  with the underwriting  guidelines  established by the Sponsor as set forth below.  The remainder of the Bear Option
ARM loans included in loan group I were originated by Bear Stearns Residential  Mortgage  Corporation,  or
BSRM,  an  affiliate of the  Sponsor,  the  Depositor  and the  Underwriter.  All of the 5 Yr. Bear Secure
Option ARM loans included in loan group II were originated by BSRM.

Underwriting Guidelines

         EMC Underwriting Guidelines

         The following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential  mortgage  loans that EMC  originated  during the period of origination of the mortgage loans.  EMC has  represented to the depositor that the mortgage loans were  originated  generally in accordance with such policies.

         The mortgage loans  originated by EMC, or EMC mortgage loans,  are  "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing  Authority,  or FHA, or partially guaranteed by the Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac)
and are  secured by first  liens on one-to  four-family  residential  properties.  These  loans  typically differ from those  underwritten  to the  guidelines  established  by Fannie Mae and Freddie Mac  primarily with  respect  to the  original  principal  balances,  loan-to-value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the  mortgaged  property,  property  types and/or mortgage loans with  loan-to-value  ratios over 80% that do not have primary mortgage  insurance.  The EMC mortgage loans have either been  originated or purchased by an originator and were generally  underwritten in  accordance  with the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are permitted  when the seller's  performance  supports  such action and the  variance  request is approved by credit management.

         Such  underwriting  standards are applied to evaluate the prospective  borrower's credit standing and  repayment  ability  and the value  and  adequacy  of the  mortgaged  property  as  collateral.  These standards  are  applied  in  accordance  with the  applicable  federal  and  state  laws and  regulations.
Exceptions to the  underwriting  standards are permitted  where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been  required  to  complete  an  application  designed to provide to the lender  pertinent  credit  information  concerning the  mortgagor.  The mortgagor will have given  information with respect to its assets,  liabilities,  income (except as described  below),  credit
history,  employment  history  and  personal  information,   and  will  have  furnished  the  lender  with
authorization  to obtain a credit report which summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income  derived from the mortgaged  property may have been  considered  for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to second homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination  of up to 97% for EMC mortgage  loans with  original  principal  balances of up to $375,000 if the loan is secured by the  borrower's  primary  residence,  up to 95% for EMC mortgage  loans  secured by one-to-four  family,  primary  residences and single family second homes with original  principal balances of up to $650,000,  up to 90% for EMC mortgage loans secured by one-to-four  family,  primary  residences, single  family  second  homes with  original  principal  balances  of up to  $1,000,000  and up to 70% for mortgage  loans secured by  one-to-four,  primary  residences and single family second homes with original principal  balances of up to  $2,000,000,  or super  jumbos.  For cash out  refinance  loans,  the maximum loan-to-value  ratio generally is 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect  to  mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at origination  of up to 90%  for  mortgage  loans  with  original  principal  balances  up to  $500,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances if they have  lower  loan-to-value  ratios at  origination.  For cash out  refinance  loans,  the  maximum loan-to-value  ratio generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         All other EMC  mortgage  loans  included  in the  mortgage  pool  with a  loan-to-value  ratio at origination  exceeding 80%, have primary mortgage  insurance policies insuring a portion of the balance of the EMC Loan at least equal to the product of the original  principal  balance of the mortgage  loan and a fraction,  the  numerator of which is the excess of the original  principal  balance of such mortgage loan over 75% of the lesser of the  appraised  value and the selling  price of the related  mortgaged  property and the  denominator  of which is the  original  principal  balance of the  related  mortgage  loan,  plus accrued  interest  thereon and  related  foreclosure  expenses  is  generally  required.  No such  primary mortgage  insurance  policy will be required with respect to any such EMC Loan after the date on which the related  loan-to-value ratio decreases to 80% or less or, based upon new appraisal,  the principal balance of such mortgage loan  represents  80% or less of the new appraised  value.  All of the insurers that have issued  primary  mortgage  insurance  policies with respect to the EMC mortgage loans meet Fannie Mae's or
Freddie Mac's standard or are acceptable to the Rating Agencies.

         In  determining  whether a prospective  borrower has sufficient  monthly income  available (i) to meet the  borrower's  monthly  obligation  on their  proposed  mortgage  loan and (ii) to meet the monthly housing  expenses and other financial  obligations on the proposed  mortgage loan,  each lender  generally considers,  when  required  by the  applicable  documentation  program,  the ratio of such  amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report.  Generally,  each credit report provides  a  credit  score  for the  borrower.  Credit  scores  generally  range  from  350 to 840 and are available  from three major credit  bureaus:  Experian  (formerly TRW  Information  Systems and Services),
Equifax and Trans Union. If three credit scores are obtained,  the originator  applies the middle score of the primary  wage earner.  If a primary  wage earner  cannot be  determined  because of the  documentation type,  the lowest  middle  score of all  borrowers is used.  Credit  scores are  empirically  derived from historical credit bureau data and represent a numerical  weighing of a borrower's  credit  characteristics over a two-year  period.  A credit  score is  generated  through the  statistical  analysis of a number of credit-related  characteristics or variables.  Common  characteristics  include the number of credit lines
(trade  lines),  payment  history,  past  delinquencies,  severity  of  delinquencies,  current  levels of indebtedness,  types of credit and length of credit  history.  Attributes are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points assigned to each attribute.  An individual loan  applicant's  credit score is derived by summing  together the attribute  weights for that applicant.

         The mortgage  loans have been  underwritten  under one of the following  documentation  programs:
full/alternative  documentation  ("Full/Alt Doc"), stated income/verified asset documentation ("SIVA"), no ratio documentation ("No Ratio"), and stated income/stated assets ("SISA") documentation.

         Under a stated  income/verified  asset  documentation  program,  more  emphasis  is placed on the value and  adequacy  of the  mortgaged  property as  collateral,  credit  history and other  assets of the borrower than on a verified income of the borrower.  Although the income is not verified,  the originators obtain a telephonic  verification of the borrower's  employment  without  reference to income.  Borrower's assets are verified.

         Under the no ratio  documentation  program the borrower's  income is not stated and no ratios are calculated.  Although the income is not stated nor verified,  lenders obtain a telephonic  verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the stated  income/stated  asset  documentation  program,  the borrower's income and assets are  stated but not  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Under the no  income/no  asset  documentation  program,  the  borrower's  income  and  assets are neither  stated nor  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower

         Each  mortgaged  property  relating to an EMC  mortgage  loan has been  appraised  by a qualified independent  appraiser  who is approved by each  lender.  All  appraisals  are  required to conform to the
Uniform  Standards of  Professional  Appraisal  Practice  adopted by the Appraisal  Standard  Board of the
Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and Freddie Mac.  Fannie
Mae and  Freddie  Mac  require,  among  other  things,  that the  appraiser,  or its agent on its  behalf, personally  inspect the property  inside and out,  verify  whether the property was in good  condition and verify that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties,  determined  in accordance  with
Fannie Mae and Freddie Mac  guidelines.  In certain cases an analysis  based on income  generated from the property or a  replacement  cost  analysis  based on the current  cost of  constructing  or  purchasing  a similar property may be used.

         BSRM

         The following is a description  of BSRM and the  underwriting  policies  customarily  employed by
BSRM  with  respect  to the  residential  mortgage  loans  that  BSRM  originated  during  the  period  of origination  of the mortgage  loans.  BSRM has  represented  to the depositor that the mortgage loans were originated generally in accordance with such policies.

         BSRM is a Delaware  corporation  and a  wholly-owned  subsidiary  of The Bear Stearns  Companies,
Inc., a  publicly  traded  financial  services  firm  (under  "BSC" on the NYSE),  with an  executive  and
administrative  office  located  in Scottsdale, Arizona.   BSRM  is a  full-service  residential  mortgage
banking  company  that is licensed to originate  loans  throughout  the United  States.   BSRM  originates
single-family  (1-4 unit)  residential  mortgage loans for both prime and sub-prime  credit  borrowers and offers a full  range of loan  products  from 30 yr fixed  rate to hybrid and  short-term  adjustable  rate mortgages.

         BSRM has been in the  residential  mortgage  banking  business  since March  2005.  For the first five months ending May 31, 2006, BSRM has originated  approximately  $1.3 billion in mortgage  loans,  all of which are secured by one- to four-family residential real estate properties.

         The following  table  describes the size and  composition  of BSRM's total  residential  mortgage loan production since it's inception through May, 2006.

------------------------- ----------------------------- --------------------------- -------------------------- --------------------------- ----------------- -------------------------------------
       Loan Type                 2nd Qtr. 2005                3rd Qtr. 2005               4th Qtr. 2005              1st Qtr. 2006           Apr-May 2006                   Total
------------------------- ----------------------------- --------------------------- -------------------------- --------------------------- ----------------- -------------------------------------
                            Loan Amount       Units       Loan Amount      Units      Loan Amount     Units      Loan Amount      Units      Loan Amount      Units       Loan Amount      Units
------------------------- ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------
Alt-A ARM                   $38,345,211        142        $89,814,104       322      $173,110,864      586       $ 256,139,998     826       $ 189,521,195     624       $746,931,373      2,500

                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------

MTA Option ARM                   $0             0          $3,512,827        7        $83,586,961      224       $ 149,955,670     409       $ 147,389,081     397       $384,444,539      1,037
                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------
5 Yr. Option ARM                 $0             0              $0            0            $0            0        $ 4,367,514        14       $ 253,217,629     772       $257,585,143        786

                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------
Alt-A Fixed                  $9,970,639         44        $45,157,203       165       $65,596,814      239       $ 57,511,280      254       $ 24,213,642       101      $202,449,578        803

                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------

Alt-A Second Lien            $5,769,960        106        $16,208,131       276       $48,277,170      472       $ 74,542,985     1,052      $ 105,170,955     1,445     $249,969,201      3,351
                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------

Sub-Prime                    $2,027,417         10         $2,977,950        21       $47,311,725      434       $ 44,504,754      254       $ 17,158,346       103       $113,980,192       822
                          ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------

------------------------- ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------
     TOTAL                  $56,113,227        302        $157,670,215      791      $417,883,534     1,955      $587,022,201     2,809      $736,670,848     3,442     $1,955,360,025     9,299
------------------------- ----------------- ----------- ----------------- --------- ---------------- --------- ----------------- --------- ----------------- --------- ------------------ --------

         BSRM Underwriting Guidelines

         The BSRM Alt-A  Underwriting  Guidelines are intended to ensure that (i) the loan terms relate to the borrower's  willingness and ability to repay and (ii) the value and  marketability of the property are acceptable.  Both the Bear  Option  ARM loans  originated  by BSRM and the 5 Yr.  Bear  Secure  Option ARM loans are originated pursuant to the BSRM Alt-A Underwriting Guidelines.

         The  BSRM  Alt-A  Underwriting  Guidelines  are  less  stringent  than  the  standards  generally acceptable  to Fannie Mae and Freddie Mac with regard to: (i)  documentation  parameters  and (ii) debt to income ratios. The BSRM Underwriting  Guidelines  establish the maximum permitted  loan-to-value ratio and maximum loan amount for each loan type based upon prior  payment  history,  credit score,  occupancy  type and other risk factors.  The maximum loan amount allowable for the Alt A program is $3,000,000.

         All of the  Alt-A  mortgage  loans  originated  by BSRM are  based on loan  application  packages submitted  through the  wholesale or  correspondent  channel.  Based on the  documentation  type each loan application  package has an application  completed by the prospective  borrower that includes  information with respect to the applicant's  assets,  liabilities,  income,  credit and employment history, as well as certain other personal  information.  During the  underwriting  process,  BSRM calculates and verifies the loan applicant's sources of income (except  documentation  types, which do not require such information to be stated or  independently  verified),  reviews  the credit  history  of the  applicant,  calculates  the debt-to-income  ratio to determine the  applicant's  ability to repay the loan,  and reviews the mortgaged property for  compliance  with the BSRM  Underwriting  Guidelines.  The mortgage loan file also contains a credit report on each applicant from an approved credit reporting  company.  Credit history is measured on credit depth,  number of obligations,  delinquency  patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

         The maximum allowable  loan-to-value ratio varies based upon the income  documentation,  property type,  creditworthiness,  debt  service-to-income  ratio of the applicant and the overall risks associated with the loan decision.  BSRM may provide  secondary  financing to a borrower  contemporaneously  with the origination  of a  mortgage  loan,  subject  to a maximum  combined  loan-to-value  ratio of 100%.  BSRM's
Underwriting  Guidelines  do not  prohibit  or  otherwise  restrict a borrower  from  obtaining  secondary financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

         Exceptions to the BSRM  Underwriting  Guidelines  are  considered  with  reasonable  compensating factors on a case-by-case  basis and at the sole  discretion of senior  management.  When exception  loans are reviewed,  all loan elements are examined as a whole to determine  the level of risk  associated  with approving the loan including  appraisal,  credit report,  employment,  compensating factors and borrower's willingness  and  ability to repay the loan.  Compensating  factors may  include,  but are not limited to, validated  or  sourced/seasoned  liquid  reserves  in  excess  of  the  program  requirements,  borrower's demonstrated  ability to accumulate  savings or devote a greater  portion of income to housing expense and borrowers'  potential for increased earnings based on education,  job training,  etc. Loan characteristics such as refinance  transactions  where borrowers are reducing  mortgage  payments and lowering debt ratios may become compensating factors as well.

         Borrower Profile

         A prospective  borrower  must  generally  demonstrate  that the ratio of the  borrower's  monthly housing expenses (including  principal and interest on the proposed mortgage loan and, as applicable,  the related  monthly  portion of property taxes,  hazard  insurance and mortgage  insurance) to the borrower's
monthly   gross  income  and  the  ratio  of  total   monthly  debt  to  the  monthly  gross  income  (the
"debt-to-income"  ratios) are within BSRM acceptable limits. If the prospective borrower has applied for a negative  amortization  loan with an initial  fixed rate  period of less than five years (the Bear  Option
ARM loan),  the mortgage  payment  component of the monthly housing expense  calculation is based upon the fully-indexed  rate using the principal and interest  payment.  If the negative  amortization  loan allows for an  initial  fixed  rate  period of five years or more (the 5 Yr Bear  Secure  Option  ARM loan),  the mortgage  payment  component of the monthly housing expense  calculation is based on the initial Note Rate using the interest-only  payment.  The maximum acceptable  debt-to-income  ratio, which is determined on a loan-by-loan  basis,  varies depending on a number of underwriting  criteria,  including the loan-to-value ratio,  loan  purpose,  loan  amount  and credit  history  of the  borrower.  Under  general  underwriting guidelines,  BSRM  permits a  debt-to-income  ratio based on the  borrower's  total  monthly debt of up to
50%. In addition to meeting the  debt-to-income  ratio guidelines,  each prospective  borrower is required to have  sufficient  cash  resources to pay the down payment and cover  closing costs and the monthly cash reserve requirements specified for the loan program being approved.

         Documentation Types

         The BSRM mortgage loans were originated in accordance  with  guidelines  established by BSRM with
one  of  the  following  documentation  types:  "Full  Documentation";   "Limited  Documentation";   "Lite
Documentation";  "Stated  Income/Verified  Assets";  "No  Ratio/Verified  Assets";  "Stated  Income/Stated
Assets";  "No Income/No Assets (NINA)";  "No Doc"; and "No Doc with Assets". The nature of the information that a borrower is required to disclose and whether the information is verified  depends,  in part, on the documentation type used in the origination process.

         Full  Documentation:  The Full  Documentation  type is based  upon  current  year to date  income documentation  as well as the previous  two year's  income  documentation  (i.e.,  tax returns  and/or W-2 forms) and either  one  recent  pay-stub  with  current  year  income on pay stub or two recent  pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank  statements  for the previous 24 months.  Self-employed  borrowers must be  self-employed in the same business or have received
1099 income in the same job for the past two years.  Borrowers  self-employed for less than two years (but at least one year) are  considered  on a  case-by-case  basis  subject to a two-year  history of  previous
successful   employment  in  the  same  occupation  or  related  field.  Assets  must  be  documented  and independently  verified by means of a written  verification  of deposit (VOD) with two (2) months' average balance;  most recent bank statements,  stocks or securities  statements  covering a two-(2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Limited  Documentation:  The Limited Documentation type is based on the recent twelve (12) months of consecutive  bank  statements.  Self-employed  borrowers must be  self-employed in the same business or have  received  1099  income  in the same  job for the  past two  years.  Assets  must be  documented  and independently  verified by means of a written  verification  of deposit (VOD) with two (2) months' average balance;  most recent bank statements,  stocks or securities  statements  covering a two-(2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Lite  Documentation:  The Lite  Documentation  type is  based on the  recent  six (6)  months  of consecutive  bank statements.  Self-employed  borrowers must be self-employed in the same business or have received  1099  income  in  the  same  job  for  the  past  two  years.  Assets  must  be  documented  and independently  verified by means of a written  verification  of deposit (VOD) with two (2) months' average balance;  most recent bank statements,  stocks or securities  statements  covering a two-(2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Stated  Income:  The Stated Income  documentation  type requires the  applicant's  employment and income  sources  covering  the past two (2) year  period to be stated  on the  application.  Self-employed borrowers  must be  self-employed  in the same  business or have  received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be  reasonable  for the  related  occupation, borrowers'  credit  profile  and  stated  asset,  in  the  loan  underwriter's  discretion.  However,  the applicant's income as stated on the application is not independently  verified.  Assets must be documented and  independently  verified  by means of a written  verification  of deposit  (VOD) with two (2)  months'
average balance;  most recent bank statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower  must  demonstrate  that they have  sufficient  reserves  (sourced and  seasoned) of greater than or equal to three months  principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         No Ratio: The No Ratio  documentation  type requires the applicant's  employment sources covering the  past  two  (2)  year  period  to be  stated  on the  application.  Self-employed  borrowers  must  be self-employed  in the same  business or have  received 1099 income in the same job for the past two years.
The  applicant's  employment  is  independently  verified  through a verbal  verification  of  employment, however  the  income  is not  stated on the  application.  Assets  must be  documented  and  independently verified by means of a written  verification of deposit (VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must  demonstrate  that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.

         Stated  Income/Stated  Assets: The Stated  Income/Stated  Assets  documentation type requires the applicant's  employment  and  income  sources  covering  the past two (2) year  period to be stated on the application.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be reasonable  for
the  related  occupation,   borrowers'  credit  profile  and  stated  asset,  in  the  loan  underwriter's discretion.  However,  the applicant's income as stated on the application is not independently  verified.
Assets as stated on the application are not  independently  verified.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal, interest,  taxes and insurance.  A verbal  verification of employment is also completed  within 10 days of funding the loan.

         No Income/No  Assets (NINA):  The NINA  documentation  type requires the  applicant's  employment sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed  in the same business or have received 1099 income in the same job for the past two years. The applicant's  employment is independently  verified through a verbal verification of employment;
however  the income and the assets  are not  stated on the  application.  Borrower's  ability to repay the loan is based upon past credit history and FICO score.

         No Doc:  The No Doc  documentation  type does not  require  the  applicant's  income,  employment sources  or assets to be stated on the  application.  Borrower's  ability  to repay the loan is based upon past credit history and FICO score.

         No Doc with Assets:  The No Doc with Assets  documentation  type does not require the applicant's income,  employment  sources to be stated on the application.  Assets must be documented and independently verified by means of a written  verification of deposit (VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must  demonstrate  that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and  insurance.  Borrower's  ability to repay the loan is based upon past credit history; FICO score and verified assets.

         Credit Profile

         The mortgage loan file also contains a credit report on each  applicant  from an approved  credit reporting  company.  Credit  history is  measured  on credit  depth,  number of  obligations,  delinquency patterns  and  demonstrated  intent  to  repay  reports,  which  can be used to  underwrite  any  file.  A tri-merged  credit  report  is  required  for all loan  submissions.  The  report  must be from the  three nationally  recognized  credit  repositories and show all credit trades regardless of negative or positive status.

         The credit profile review must encompass the last twenty-four  months.  If the borrower has lived in his or her current  residence  for less than  twelve  months,  credit  must be searched  using both the current and former  address(es).  In assessing a  prospective  borrower's  creditworthiness,  BSRM may use
FICO Credit Scores.  "FICO Credit Scores" are  statistical  credit scores  designed to assess a borrower's creditworthiness  and  likelihood to default on a consumer  obligation  over a two-year  period based on a borrower's  credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage  loans  and,  accordingly,  may not be  indicative  of the  ability  of a  borrower  to repay its mortgage loan. FICO Credit Scores range from  approximately  250 to approximately  900, with higher scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  Underwriters  arrive at each  borrower's  credit  score by  selecting  the  middle  score of three credit scores or the lower of two scores,  when only two scores are  reported.  The  representative  score for the loan is determined by the score of the primary  wage-earner or the lowest-scoring  borrower in the case in which the income is not verified or  documented.  The minimum  representative  score for each loan underwritten to BSRM's Alt-A underwriting guidelines is 620.

         Property Requirements

         The BSRM  Underwriting  Guidelines are applied in accordance  with a procedure that complies with applicable  federal  and state  laws and  regulations  and  requires  (i) an  appraisal  of the  mortgaged property that conforms to the Uniform  Standards of Professional  Appraisal  Practice and are generally on forms  similar to those  acceptable  to Fannie Mae and  Freddie  Mac and (ii) a review of such  appraisal, which review is conducted by a BSRM underwriter.

         Properties  that secure BSRM mortgage loans have a valuation  appraisal  performed by a qualified and licensed  appraiser.  All  appraisers  providing  services must comply with the  respective  state and federal  laws. An appraisal  must not be more than 120 days old at the closing date or a  re-certification of value is required.  The original appraiser must perform  re-certification.  As an alternative,  a field review  with  comparable  properties  that sold in the last  three  months and  support  the value is also acceptable,  in lieu of the  re-certification  of value.  After  180 days,  a new  appraisal  is  required regardless of whether an existing or new  construction  property.  All combined loan amounts  greater than
$650,000 and less than or equal to $1,000,000 require two original  appraisals.  The second appraisal must be from a BSRM  nationally  approved  appraiser.  The value used to  determine  the  LTV/CLTV  will be the lesser of the two values.  BSRM combined loans amounts  greater that $1,500,000 in the state of California will require two  appraisals;  the second  appraisal must be from a BSRM  nationally  approved  appraiser.
The value used to determine the LTV/CLTV will be the lesser of the two values.

         Each  appraisal is reviewed by a  representative  of BSRM,  who has the right to request a second appraisal,  additional  information or  explanations,  lower the approved loan amount,  reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

         BSRM  requires  that all of its BSRM  mortgage  loans have title  insurance.  BSRM also  requires that fire and extended  coverage casualty  insurance be maintained on the mortgaged  property in an amount at least equal to the lesser of the  principal  balance of the related  mortgage  loan or the  replacement cost of the  mortgaged  property.  BSRM also  requires  that all mortgage  loans where the  appraisal  has determined  that the property lies in certain zones have flood  insurance.  Manufactured  homes and mobile homes are ineligible property types under the BSRM Underwriting Guidelines.

                                     DESCRIPTION OF THE CERTIFICATES

         The trust will issue the  certificates  pursuant to the Agreement.  The  Certificates  consist of the classes of  Certificates  reflected in the Term Sheet,  which we refer to  collectively as the offered certificates,  and one or more  classes  of Class R,  Class  R-X,  Class  XP and  such  other  non-offered certificates  identified in the Term Sheet, which are not offered publicly.  The offered  certificates may include  classes of certificates  which are only entitled to interest  payments and are referred to herein as  Interest-Only  Certificates.  The  various  classes  of  Class A  Certificates  and the  Interest-Only
Certificates  are  also  referred  to as the  senior  certificates;  and the  various  classes  of Class M
Certificates  and Class B  Certificates  are  referred  to herein as the Class M  Certificates  or Class B
Certificates,  respectively,  or,  collectively,  the subordinate  certificates.  The Class A, Class M and certain  classes  of the Class B  Certificates  offered  by the Term Sheet are  collectively  referred  to herein as the  offered  certificates.  Certain  classes of grantor  trust  certificates  may be issued and included  as  offered  certificates  as  described  in  the  Term  Sheet  and  under  "Description  of the
Certificates—The Grantor Trust and Grantor Trust Certificates."

         Holders of the Class R  Certificates  will be entitled to receive any residual cash flow from the mortgage pool,  which is not expected to be significant.  A holder of a Class R Certificate  will not have a right to alter the  structure  of the  transaction.  The initial  owner of the Class R  Certificates  is expected to be Bear, Stearns Securities Corp.

General

         The  certificates  issued by Bear Stearns  Mortgage  Funding  Trust  2006-AR2 will consist of the offered  certificates and the non-offered  certificates.  If issued,  the grantor trust  certificates will also be offered certificates. Only the offered certificates are offered by the Term Sheet.

         The certificates will evidence in the aggregate the entire beneficial  ownership  interest in the
Trust or the grantor trust,  as applicable.  The Trust will generally  consist of (i) the mortgage  loans;
(ii) such assets as from time to time are  identified  as deposited  in respect of the  mortgage  loans in the Custodial  Account (as defined in the  prospectus)  established  for the collection of payments on the mortgage  loans  serviced by the  Servicer and in the  Distribution  Account  (each as defined  below) and belonging to the Trust;  (iii) property  acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;  (iv) any standard hazard  insurance  policies;  (v) such other assets as described in the
Agreement;  and (vi) all proceeds of the  foregoing.  The grantor trust  certificates  will  represent the entire  interest in the grantor  trust.  The assets of the grantor  trust will  consist of the  underlying grantor trust certificates and the related swap agreements.

         The offered  certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the  book-entry  records of DTC,  Clearstream  Banking,  société  anonyme and the Euroclear
System and each of their  participants  in the  minimum  denominations  set forth in the Term  Sheet.  The
Residual  Certificates  will be offered in  registered,  certificated  form,  in a single  certificate  of
$100.  The Residual  Certificates  (together  with any  Book-entry  Certificates  re-issued as  definitive certificates)  will be transferable  and  exchangeable  at the offices of the Trustee.  See Annex I hereto and "Description of the Securities—Form of Securities" and "—Global Securities" in the prospectus.

         Each class of  Book-Entry  Certificates  will  initially  be  represented  by one or more  Global
Securities  registered  in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee  will be  Cede & Co.  Beneficial  interests  will be held  by  investors  through  the  book-entry facilities  of DTC in the minimum  denominations  set forth in the Term  Sheet.  See Annex I to hereto and
"Description of the Securities—Form of Securities" and "—Global Securities" in the prospectus.

         No person acquiring an interest in any class of the Book-Entry  Certificates  will be entitled to receive a certificate  representing such person's  interest,  except as set forth below under "—Definitive
Certificates".  Unless and until  definitive  certificates  are  issued  under the  limited  circumstances described  herein,  all  references  to  actions by  certificateholders  with  respect  to the  Book-Entry
Certificates  shall  refer to  actions  taken  by DTC upon  instructions  from  its  participants  and all references herein to distributions,  notices,  reports and statements to  certificateholders  with respect to the Book-Entry  Certificates  shall refer to distributions,  notices,  reports and statements to DTC or
Cede & Co., as the  registered  holder of the Book-Entry  Certificates,  for  distribution  to Certificate
Owners in accordance with DTC procedures.  See "—Book-Entry  Registration" and "—Definitive  Certificates"
herein.

         All distributions to holders of the offered  certificates,  other than the final  distribution on any class of offered  certificates,  will be made on each distribution date by or on behalf of the Trustee to the persons in whose  names the offered  certificates  are  registered  at the close of business on the related  Record  Date.  Distributions  will be made  either  (a) by check  mailed to the  address  of each certificateholder  as it appears in the  certificate  register or (b) upon written  request to the Trustee at least five business  days prior to the relevant  Record Date by any holder of offered  certificate,  by wire transfer in immediately  available  funds to the account of the  certificateholders  specified in the request.  The final  distribution on any class of offered  certificates  will be made in like manner,  but only upon  presentment  and  surrender  of the class at the  corporate  trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

The Grantor Trust and Grantor Trust Certificates

         Certain  classes of  certificates  may be deposited  into a grantor trust together with the right to certain  payments to be made by a swap  counterparty  identified  in the Term Sheet  pursuant to one or more swap  agreements,  as applicable.  These  certificates,  the underlying  grantor trust  certificates, will  be  non-offered  certificates.  The  grantor  trust  will  issue  certificates,  the  grantor  trust certificates,  which will be offered  certificates and will correspond to the related  underlying  grantor trust  certificates.  Distributions  of interest and/or principal on the grantor trust  certificates  will primarily be made (i) through  payments  received on the related  underlying  grantor  trust  certificates from amounts  received in  connection  with the related  mortgage  loans  (after  payments of any fees and expenses of the  grantor  trust) and (ii) from  payments  that may be made  pursuant  to the related  swap agreement.  The specific terms,  including the pass-through  rate, of the grantor trust  certificates will be further described in the Term Sheet.

         The grantor trust  certificates  will  represent the entire  interest in the grantor  trust.  The assets of the grantor  trust will consist of the  underlying  grantor trust  certificates  and the related swap agreements.  Each class of grantor trust  certificates  will be entitled to payments from the related swap  agreement  only.  Payments  under each swap  agreement  are  required to be made so that the related grantor  trust  certificates  will receive  interest  payments at a  pass-through  rate equal to one-month
LIBOR plus the related  margin,  less interest  shortfalls  allocated to such  certificates.  In addition, each swap  agreement  will pay an amount  equal to any net  deferred  interest  allocated  to the  related underlying  grantor trust  certificates on each distribution date for payment to the related grantor trust certificates.  Net deferred interest  allocated to the underlying  grantor trust  certificates will not be added to the current  principal  amount of the  related  grantor  trust  certificates,  however,  realized losses  allocated to the underlying  grantor trust  certificates  will be allocated to the related grantor trust  certificates.  On  each  distribution  date,  distributions  of  principal  on  the  grantor  trust certificates  will be made after the  payment of amounts  due to the related  swap  counterparty  for such distribution  date and the  distribution of accrued  interest on the related  grantor trust  certificates, each as further described in the Term Sheet.

         In the event of the  termination  of a swap  agreement  because  of a default  or other  event of termination  by  either  party  thereto,  an  amount  may  become  due and  payable  either  from the swap counterparty to the grantor trust (for payment to the related grantor trust  certificates)  or to the swap counterparty from amounts otherwise payable from the grantor trust to the grantor trust certificates.

Book-Entry Registration

         DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  a member of the  Federal  Reserve  System,  a  "clearing  corporation"  within  the  meaning of the New York
Uniform Commercial Code, and a "clearing agency"  registered  pursuant to the provisions of Section 17A of the  Exchange  Act.  DTC was  created  to hold  securities  for its  participants  and to  facilitate  the clearance  and  settlement  of  securities  transactions  between  participants  through  electronic  book entries, thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase, sell or otherwise  transfer  ownership of, or other  interests in, the Book-Entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all distributions  of principal of and interest on the Book-Entry  Certificates  from the Trustee  through DTC and DTC  participants.  The Trustee  will  forward  payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House.  Each  participant will be responsible for disbursing the payments.  Unless and until definitive  certificates are issued, it is anticipated  that the only  certificateholders  of the Book-Entry  Certificates  will be Cede & Co., as nominee of DTC.  Certificate Owners will not be recognized by the Trustee as  certificateholders,  as such term is used in the  Agreement  and  Certificate  Owners  will be  permitted  to  exercise  the  rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-Entry  Certificates  among participants  and to receive and transmit  distributions  of principal of, and interest on, the Book-Entry
Certificates.  Participants and indirect  participants  with which  Certificate  Owners have accounts with respect to the Book-Entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit  these  payments on behalf of their  respective  Certificate  Owners.  Accordingly,  although
Certificate  Owners will not  possess  definitive  certificates,  the Rules  provide a mechanism  by which
Certificate  Owners through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

         Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf  of  indirect participants  and on behalf of certain  banks,  the ability of a  Certificate  Owner to pledge  Book-Entry
Certificates  to persons or entities that do not  participate in the DTC system,  or to otherwise act with respect to Book-Entry  Certificates,  may be limited due to the absence of physical  certificates  for the
Book-Entry  Certificates.  In  addition,  under a book-entry  format,  Certificate  Owners may  experience delays in their  receipt of  payments  since  distribution  will be made by the  Trustee to Cede & Co., as nominee for DTC.

         Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders  under the
Agreement  only at the  direction  of one or  more  participants  to  whose  DTC  account  the  Book-Entry
Certificates  are  credited.  Additionally,  under  the  Rules,  DTC will take  actions  with  respect  to specified  voting  rights  only at the  direction  of and on  behalf of  participants  whose  holdings  of
Book-Entry  Certificates  evidence these specified voting rights.  DTC may take  conflicting  actions with respect to voting  rights,  to the extent that  participants  whose  holdings of  Book-Entry  Certificates evidence voting rights authorize divergent action.

         The Depositor,  the Servicer,  the Trustee and the grantor trustee will have no liability for any aspect of the records  relating to or payments  made on account of beneficial  ownership  interests in the
Book-Entry  Certificates  held by Cede & Co.,  as nominee  for DTC,  or for  maintaining,  supervising  or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively, rather than to DTC or its nominee,  only if (1) the  Depositor  advises the Trustee in writing that DTC is no longer willing or able to properly  discharge its  responsibilities  as clearing agency with respect to the Book-Entry  Certificates  and the Depositor is unable to locate a qualified  successor  within 30 days
or  (2)  the  Depositor,   at  its  option,  elects  to  terminate  the  book-entry  system  through  DTC.
Additionally,  after the  occurrence of an event of default under the  Agreement,  any  Certificate  Owner materially and adversely  affected thereby may, at its option,  request and, subject to the procedures set forth in the Agreement,  receive a definitive  certificate  evidencing such Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon  its  receipt  of  notice  of the  occurrence  of any  event  described  in the  immediately preceding  paragraph,  the Trustee is required to request that DTC notify all  Certificate  Owners through its participants of the availability of definitive  certificates.  Upon surrender by DTC of the definitive certificates  representing the Book-Entry  Certificates  and receipt of instructions for  re-registration, the Trustee will reissue the Book-Entry  Certificates as definitive  certificates issued in the respective principal amounts owned by individual  Certificate  Owners,  and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

         Loan Group I. On each  distribution  date,  the Trustee  will  withdraw the  available  funds for loan group I from the Distribution Account for such distribution date and apply such amounts as follows:

         First,  to pay any  accrued  and  unpaid  interest  on the  related  Class A, Class M and Class B
Certificates in the following order of priority:

         1.       From  Interest  Funds with  respect  to loan group I, to the  related  Class A  Certificates  and
                  Interest-Only  Certificates  (allocated  as described  in the Term  Sheet),  the Current
                  Interest and then any Interest Carry Forward Amount for such certificates;

         2.       From  remaining  Interest  Funds  with  respect  to  loan  group  I,  to each  class  of  Class M
                  Certificates,  starting  with  the  Class  M  Certificates  with  the  lowest  numerical designation,  sequentially,  in that order,  the Current  Interest  for each such Class, and  then,  from  remaining  Interest  Funds,  to each  class of  Class B  Certificates,
                  starting  with  the  Class  M  Certificates  with  the  lowest  numerical   designation,
                  sequentially, in that order, the Current Interest for each such Class;

         3.       Any  related  Excess  Spread to the  extent  necessary  to meet a level of  overcollateralization equal to the related  Overcollateralization  Target  Amount will be the Extra  Principal
                  Distribution  Amount and will be included as part of the Principal  Distribution  Amount and distributed in accordance with Second (A) and (B) below; and

         4.       Any remaining  related  Excess  Spread will be the  Remaining  Excess Spread from such loan group and will be applied,  together with the related  Overcollateralization  Release  Amount, as Excess Cash from pursuant to clauses Third through Twelfth below.

         On any  distribution  date,  any  shortfalls  resulting  on the related  mortgage  loans from the application  of the Relief  Act and any  Prepayment  Interest  Shortfalls  to the  extent  not  covered by
Compensating Interest Payments will be allocated,  first, in reduction of amounts otherwise  distributable to the Residual  Certificates,  and  thereafter,  to the Current  Interest  payable to the  Interest  Only
Certificates,  Class A, Class M and Class B Certificates  in such loan group, on a pro rata basis, on such distribution  date,  based on the respective  amounts of interest  accrued on such  certificates  for such distribution  date.  The  holders  of the  Interest  Only  Certificates,  Class  A,  Class  M and  Class B
Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the related  Class A, Class M and Class B  Certificates  entitled to payments of principal, in the following order of priority:

(A)      On each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect,  Principal Funds and the Extra Principal  Distribution  Amount for such distribution date will be distributed:

1.       To the Class A  Certificates  in loan group I (allocated  as  described  in the Term  Sheet),  an amount  equal to the  Principal  Distribution  Amount  for that  loan  group  until  the  Current
         Principal Amounts thereof is reduced to zero;

2.       To the Class M  Certificates  in loan group I,  starting with the Class M  Certificates  with the lowest numerical designation,  sequentially,  in that order, any remaining Principal Distribution
         Amount  for loan  group I until the  Current  Principal  Amount of such  Class M  Certificate  is reduced to zero;

3.       To the Class B  Certificates  in loan group I,  starting with the Class B  Certificates  with the lowest numerical designation,  sequentially,  in that order, any remaining Principal Distribution
         Amount  for loan  group I until the  Current  Principal  Amount of such  Class B  Certificate  is reduced to zero;

(B)      On each  distribution  date on or after the Stepdown  Date,  so long as a Trigger Event is not in effect,  Principal Funds and the Extra Principal  Distribution  Amount for such distribution date will be distributed:

1.       To the Class A  Certificates  in loan group I (allocated  as  described  in the Term  Sheet),  an amount equal to the Class I-A Principal  Distribution  Amount until the Current Principal Amounts thereof is reduced to zero;

2.       To the Class M  Certificates  in loan group I,  starting with the Class M  Certificates  with the lowest  numerical  designation,  sequentially,  in that order,  such class's  Class I-M Principal
         Distribution Amount, until the Current Principal Amount of such class is reduced to zero;

3.       To the Class B  Certificates  in loan group I,  starting with the Class B  Certificates  with the lowest  numerical  designation,  sequentially,  in that order,  such class's  Class I-B Principal
         Distribution Amount, until the Current Principal Amount of such class is reduced to zero;

(C)      Notwithstanding  the provisions of clauses Second (A) and (B) above, if on any distribution  date the  senior  certificates  in  loan  group I are no  longer  outstanding,  the  portion  of the  Principal
Distribution  Amount or the Class I-A Principal  Distribution  Amount, as applicable,  otherwise allocable to such  certificates will be allocated to the outstanding  senior  certificates in loan group II and will be  distributed  among  such  certificates  in the  manner  set  forth in  Second  (A) and (B)  below,  as applicable, until the Current Principal Amount of such classes have been reduced to zero.

         Third,  from any Excess  Cashflow for loan group I, to the related Class A  Certificates  and the
Interest  Only  Certificates  (allocated  as  described  in the Term  Sheet),  an amount  equal to (i) any
Interest  Carry Forward  Amount for such classes to the extent not fully paid pursuant to subclause  First
1 above and then (ii) any Unpaid Realized Loss Amount for such classes for such distribution date;

         Fourth,  from any remaining Excess Cashflow,  to the related Class M certificates,  starting with the Class M certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining  Excess Cashflow,  to the related Class B certificates,  starting with the Class B certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess  Cashflow,  to the related Class A certificates  (allocated as described in the Term Sheet) any Basis Risk  Shortfall and any Basis Risk  Shortfall  Carry Forward Amount
for such class for such distribution date;

         Seventh, from any remaining Excess Cashflow,  to the related Class M certificates,  starting with the Class M certificates with the lowest numerical designation,  sequentially,  in that order, and then to the Class B certificates,  starting with the Class B certificates  with the lowest numerical  designation, sequentially,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount,
in each case for such class for such distribution date; and

         Eighth, any remaining amounts to the Residual Certificates.

         Loan Group II. On each  distribution  date,  the Trustee will  withdraw the  available  funds for loan group II from the Distribution Account for such distribution date and apply such amounts as follows:

         First,  to pay any  accrued  and  unpaid  interest  on the  related  Class A, Class M and Class B
Certificates in the following order of priority:

         1.       From  Interest  Funds with  respect to loan group II, to the  related  Class A  Certificates  and
                  Interest-Only  Certificates  (allocated  as described  in the Term  Sheet),  the Current
                  Interest and then any Interest Carry Forward Amount for such certificates;

         2.       From  remaining  Interest  Funds  with  respect  to loan  group  II,  to each  class  of  Class M
                  Certificates,  starting  with  the  Class  M  Certificates  with  the  lowest  numerical designation,  sequentially,  in that order,  the Current  Interest  for each such Class, and  then,  from  remaining  Interest  Funds,  to each  class of  Class B  Certificates,
                  starting  with  the  Class  M  Certificates  with  the  lowest  numerical   designation,
                  sequentially, in that order, the Current Interest for each such Class;

         3.       Any  related  Excess  Spread to the  extent  necessary  to meet a level of  overcollateralization equal to the related  Overcollateralization  Target  Amount will be the Extra  Principal
                  Distribution  Amount and will be included as part of the Principal  Distribution  Amount and distributed in accordance with Second (A) and (B) below; and

         4.       Any remaining  related  Excess  Spread will be the  Remaining  Excess Spread from such loan group and will be applied,  together with the related  Overcollateralization  Release  Amount, as Excess Cash from pursuant to clauses Third through Twelfth below.

         On any  distribution  date,  any  shortfalls  resulting  on the related  mortgage  loans from the application  of the Relief  Act and any  Prepayment  Interest  Shortfalls  to the  extent  not  covered by
Compensating Interest Payments will be allocated,  first, in reduction of amounts otherwise  distributable to the Residual  Certificates,  and  thereafter,  to the Current  Interest  payable to the  Interest  Only
Certificates,  Class A, Class M and Class B Certificates  in such loan group, on a pro rata basis, on such distribution  date,  based on the respective  amounts of interest  accrued on such  certificates  for such distribution  date.  The  holders  of the  Interest  Only  Certificates,  Class  A,  Class  M and  Class B
Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the related  Class A, Class M and Class B  Certificates  entitled to payments of principal, in the following order of priority:

(A)      On each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect,  Principal Funds and the Extra Principal  Distribution  Amount for such distribution date will be distributed:

1.       To the Class A  Certificates  in loan group II  (allocated  as described  in the Term Sheet),  an amount  equal to the  Principal  Distribution  Amount  for that  loan  group  until  the  Current
         Principal Amounts thereof is reduced to zero;

2.       To the Class M Certificates  in loan group II,  starting with the Class M  Certificates  with the lowest numerical designation,  sequentially,  in that order, any remaining Principal Distribution
         Amount for loan  group II until the  Current  Principal  Amount of such  Class M  Certificate  is reduced to zero;

3.       To the Class B Certificates  in loan group II,  starting with the Class B  Certificates  with the lowest numerical designation,  sequentially,  in that order, any remaining Principal Distribution
         Amount for loan  group II until the  Current  Principal  Amount of such  Class B  Certificate  is reduced to zero;

(B)      On each  distribution  date on or after the Stepdown  Date,  so long as a Trigger Event is not in effect,  Principal Funds and the Extra Principal  Distribution  Amount for such distribution date will be distributed:

1.       To the Class A  Certificates  in loan group II  (allocated  as described  in the Term Sheet),  an amount equal to the Class I-A Principal  Distribution  Amount until the Current Principal Amounts thereof is reduced to zero;

2.       To the Class M Certificates  in loan group II,  starting with the Class M  Certificates  with the lowest  numerical  designation,  sequentially,  in that order,  such class's  Class I-M Principal
         Distribution Amount, until the Current Principal Amount of such class is reduced to zero;

3.       To the Class B Certificates  in loan group II,  starting with the Class B  Certificates  with the lowest  numerical  designation,  sequentially,  in that order,  such class's  Class I-B Principal
         Distribution Amount, until the Current Principal Amount of such class is reduced to zero;

(C)      Notwithstanding  the provisions of clauses Second (A) and (B) above, if on any distribution  date the  senior  certificates  in loan  group II are no  longer  outstanding,  the  portion  of the  Principal
Distribution  Amount or the Class I-A Principal  Distribution  Amount, as applicable,  otherwise allocable to such  certificates  will be allocated to the outstanding  senior  certificates in loan group I and will be distributed  among such  certificates  in the manner set forth in Second (A) and (B) above with respect to loan group I, as applicable,  until the Current  Principal  Amount of such classes have been reduced to zero.

         Third,  from any Excess  Cashflow for loan group II, to the related Class A Certificates  and the
Interest  Only  Certificates  (allocated  as  described  in the Term  Sheet),  an amount  equal to (i) any
Interest  Carry Forward  Amount for such classes to the extent not fully paid pursuant to subclause  First
1 above and then (ii) any Unpaid Realized Loss Amount for such classes for such distribution date;

         Fourth,  from any remaining Excess Cashflow,  to the related Class M certificates,  starting with the Class M certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining  Excess Cashflow,  to the related Class B certificates,  starting with the Class B certificates  with the lowest  numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess  Cashflow,  to the related Class A certificates  (allocated as described in the Term Sheet) any Basis Risk  Shortfall and any Basis Risk  Shortfall  Carry Forward Amount
for such class for such distribution date;

         Seventh, from any remaining Excess Cashflow,  to the related Class M certificates,  starting with the Class M certificates with the lowest numerical designation,  sequentially,  in that order, and then to the Class B certificates,  starting with the Class B certificates  with the lowest numerical  designation, sequentially,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount,
in each case for such class for such distribution date; and

         Eighth, any remaining amounts to the Residual Certificates.

         On each  distribution  date,  all  amounts  representing  prepayment  charges  in  respect of the mortgage  loans received  during the related  Prepayment  Period will be withdrawn  from the  Distribution
Account  and  shall  not be  available  for  distribution  to the  holders  of the  offered  certificates.
Prepayment  charges with respect to the mortgage loans will be  distributed  to the Class XP  Certificates or the Servicer as set forth in the Agreement.

         When a borrower  prepays  all or a portion of a mortgage  loan  between due dates,  the  borrower pays interest on the amount prepaid only to the date of  prepayment.  Accordingly,  an interest  shortfall will result equal to the  difference  between the amount of interest  collected and the amount of interest that would have been due absent such  prepayment.  We refer to this  interest  shortfall  as a  Prepayment
Interest  Shortfall.  Any Prepayment  Interest  Shortfalls  resulting from a prepayment in full or in part that are  distributed to the  certificateholders  in the calendar  month  following the month in which the prepayment  was made are  required  to be paid by the  Servicer,  but only to the extent  that such amount does not  exceed  the  aggregate  of the  Servicing  Fees on the  mortgage  loans  serviced  by it for the applicable  distribution  date. The Servicer is not obligated to fund interest  shortfalls  resulting from the  application  of the Relief  Act.  The amount of the  Servicing  Fees used to offset  such  Prepayment
Interest Shortfalls is referred to herein as Compensating Interest Payments.

Monthly Advances

         If the  minimum  payment of  interest  on a mortgage  loan which was due on a related Due Date is delinquent  other than as a result of  application  of the Relief Act or similar  state law,  the Servicer will be required to deposit in to the Custodial  Account on the date  specified in the Agreement an amount equal to such  delinquency,  net of the Servicing Fee Rate,  except to the extent the Servicer  determines any such  advance to be  nonrecoverable  from  Liquidation  Proceeds,  Insurance  Proceeds  or from future payments on the mortgage  loan for which such advance was made.  Subject to the  foregoing,  such advances will be made by the Servicer or subservicer,  if applicable,  through final  disposition or liquidation of the related  mortgaged  property.  Any failure of the Servicer to make such advances  would  constitute an
Event of Default under the Agreement,  in which case the Trustee, as successor Servicer,  will be required to make such advance in accordance with the Agreement.  See "The  Agreements—Events  of Default and Rights
Upon Event of Default" in the prospectus.

         All Monthly  Advances  will be  reimbursable  to the party making such Monthly  Advance from late collections,  Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan as to  which  the unreimbursed  Monthly Advance was made. In addition,  any Monthly  Advances  previously made in respect of any  mortgage  loan that are deemed by the Servicer or a  subservicer  to be  nonrecoverable  from related late collections,  Insurance  Proceeds or Liquidation  Proceeds may be reimbursed to such party out of any funds in the Custodial Account prior to the distributions on the Certificates.

Reports to Certificateholders

         On each  distribution  date,  the Trustee  will make  available a report  setting  forth  certain information  with respect to the  composition of the payment being made, the Current  Principal  Amount or notional balance,  as applicable,  for each class of certificates  following the payment and certain other information  relating to the  Certificates  and the mortgage  loans (and,  at its option,  any  additional files  containing  the same  information  in an  alternative  format),  to be  provided  to each holder of
Certificates,  the Certificate  Insurer and the Rating Agencies via the Trustee's internet website,  which can be obtained  by calling the  Trustee's  customer  service  desk at (301)  815-6600.  Parties  that are unable to use the above  distribution  option are  entitled  to have a paper copy mailed to them via first class mail by calling the Trustee's  customer  service desk and indicating such. The Trustee will have the right to change the way such reports are  distributed in order to make such  distribution  more convenient and/or  more  accessible  to  the  above  parties  and  the  Trustee  will  provide  timely  and  adequate notification to all above parties regarding any such changes.

Allocation of Realized Losses

         Subordination  provides  the  holders  of  certificates  having a higher  payment  priority  with protection  against  Realized  Losses  on  the  mortgage  loans.  In  general,  this  loss  protection  is accomplished  by  allocating  any Realized  Losses in loan group in excess of available  excess spread and any current  overcollateralization  (if any) among the related  subordinate  certificates,  beginning with the subordinate  certificates  with the lowest payment priority until the Current Principal Amount of that subordinate class has been reduced to zero.

         The Applied  Realized  Loss Amount for each loan group shall be allocated to the related  Class B
Certificates,  starting with the Class B Certificate with the highest numerical  designation,  then to the
Class M Certificates,  starting with the Class M Certificate  with the highest  numerical  designation (in each case,  so long as their  respective  Current  Principal  Amounts  have not been  reduced to zero) and thereafter  Realized  Losses with respect to the mortgage  loans in a loan group shall be allocated to the related  Class A  Certificates,  in the order of priority  described in the Term Sheet,  until the Current
Principal  Amount  thereof has been reduced to zero.  Such  subordination  will increase the likelihood of timely receipt by the holders of the  certificates  with higher relative  payment  priority of the maximum amount to which they are  entitled on any  distribution  date and will  provide  such  holders  protection against losses  resulting from defaults on mortgage loans to the extent  described  herein.  The depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

         In the  event  that the  Servicer  or any  sub-servicer  recovers  any  amount  in  respect  of a liquidated  mortgage loan with respect to which a Realized Loss has been incurred  after  liquidation  and disposition  of such  mortgage  loan,  any such  amount,  which is  referred  to  herein  as a  Subsequent
Recovery,  will be distributed  as part of available  funds in accordance  with the  priorities  described under  "Description of the  Certificates—Distributions  on the  Certificates"  herein.  Additionally,  the
Current  Principal  Amount  of each  class  of  subordinate  certificates  that has  been  reduced  by the allocation of a Realized Loss to such certificate will be increased,  in order of seniority, by the amount of such Subsequent  Recovery,  but not in excess of the amount of any Realized Losses previously allocated to such  class of  certificates  and not  previously  offset by  Subsequent  Recoveries.  Holders  of such certificates  will not be  entitled  to any  payment in respect of Current  Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Excess Spread and Overcollateralization Provisions

         Excess  Spread  in  each  loan  group  will be  required  to be  applied  as an  Extra  Principal
Distribution  Amount with respect to the related  Class A, Class M and Class B  Certificates  whenever the related  Overcollateralization  Amount is less than the related  Overcollateralization  Target Amount.  If on any  distribution  date,  after giving  effect to  allocations  of the related  Principal  Distribution
Amounts,  the  aggregate  Current  Principal  Amount  of the  related  offered  certificates  exceeds  the aggregate Stated Principal Balance of the related mortgage loans for such  distribution  date, the Current
Principal Amounts of the related  subordinate  certificates will be reduced, in inverse order of seniority
(beginning  with the Class B Certificates  with the highest  numerical  designation) by an amount equal to
such excess.   Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

         The pass-through  rate per annum for the Class A, Class M and Class B Certificates  will be equal to the least of:

         1.       (i) the London  interbank  offered rate for one month United  States  dollar  deposits,  which we refer to as One-Month  LIBOR,  calculated  as  described  below under  "—Calculation  of
                  One-Month   LIBOR"  or  (ii)   One-Year  MTA,   calculated  as  described   below  under
                  "—Calculation of One-Year MTA, in each case, plus the related Margin;

         2.       the fixed rate set forth in the Term Sheet, if any, and

         3.       the related Net Rate Cap.

         The grantor trust  certificates  and the Interest  Only  Certificates,  if issued,  will have the pass-through rate set forth in the Term Sheet.

Calculation of One-Year MTA

         The Trustee will determine  One-Year MTA for the related  Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve  Statistical  Release  'Selected  Interest Rates (H.15)',
determined by averaging the monthly yields for the most recently  available  twelve  months.  The One-Year
MTA figure  used to  determine  the  pass-through  rate on the  applicable  certificates  will be based on
One-Year  MTA as of fifteen  days  before  the  beginning  of the  related  Interest  Accrual  Period.  If
One-Year MTA is no longer  available,  the index used to determine the pass-through rate on the applicable certificates  will be the same index  selected to  determine  the interest  rates on the related  mortgage loans.  The  establishment  of One-Year  MTA on each  interest  determination  date by the Trustee and the
Trustee's  calculation of the pass-through  rates  applicable to the related  certificates for the related
Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement of each Interest  Accrual Period for the offered  certificates,  which date we refer to as an interest  determination  date,  the Trustee  will determine  One-Month  LIBOR for such  Interest  Accrual  Period on the basis of such rate as it appears on
Telerate  Screen Page 3750,  as of 11:00 a.m.  London time on such  interest  determination  date. If such rate does not appear on such page,  or such other page as may  replace  that page on that  service,  or if such service is no longer offered,  such other service for displaying  LIBOR or comparable rates as may be reasonably  selected by the Trustee,  One-Month LIBOR for the applicable  Interest  Accrual Period will be the Reference  Bank Rate. If no such  quotations  can be obtained and no Reference Bank Rate is available,
One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest  Accrual Period,  means the arithmetic mean, rounded  upwards,  if  necessary,  to the nearest  whole  multiple of 0.03125%,  of the offered  rates for
United States dollar deposits for one month that are quoted by the Reference  Banks,  as described  below, as of 11:00 a.m.,  New York City time, on the related  interest  determination  date to prime banks in the
London  interbank  market  for a period  of one  month in  amounts  approximately  equal to the  aggregate
Current  Principal  Amount of all  Classes of  offered  certificates  for such  Interest  Accrual  Period, provided  that at least two such  Reference  Banks  provide  such rate.  If fewer than two  offered  rates appear,  the Reference  Bank Rate will be the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest  whole  multiple  of  0.03125%,  of the rates  quoted by one or more major banks in New York City, selected by the Trustee,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate Current
Principal  Amount of all Classes of offered  certificates.  As used in this  section,  LIBOR  business day means a day on which banks are open for dealing in foreign  currency  and  exchange in London and New York
City;  and  Reference  Banks means leading banks  selected by the Trustee and engaged in  transactions  in
Eurodollar deposits in the international Eurocurrency market:

         1.       with an established place of business in London,

         2.       which have been designated as such by the Trustee, and

         3.       which are not  controlling,  controlled  by, or under common  control with,  the Depositor or the
                  Sponsor.

         The establishment of one-month LIBOR on each interest  determination  date by the Trustee and the
Trustee's  calculation of the pass-through  rates  applicable to the related offered  certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

         With respect to any  mortgage  loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase  such mortgage loan from the trust at a price equal to the Repurchase  Price;  provided,  however  (i) that such mortgage  loan is still 90 days or more  delinquent  or is an REO Property as of the date of such purchase and (ii) this  purchase  option,  if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter reinstated  unless the  delinquency  is cured and the mortgage  loan  thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

                                 YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity and weighted  average life of each class of  certificates  will be affected by the  amount  and timing of  principal  payments  on the  related  mortgage  loans,  the  allocation  of available  funds  to such  class of  certificates,  the  applicable  Pass-Through  Rate for such  class of certificates,  the purchase price paid for such certificates and the amount of Excess Spread. In addition, the yields on the certificates  will be adversely  affected by Realized Losses and interest  shortfalls on the related  mortgage loans.  The interaction of the foregoing  factors may have different  effects on the various  classes  of  certificates,  and may  have  varying  effects  with  respect  to any one  class  of certificates  during the life of such  class.  No  representation  is made as to the  anticipated  rate of prepayments on the mortgage loans,  the amount and timing of Realized Losses or interest  shortfalls or as to the  anticipated  yield to maturity of any class of  certificates.  Prospective  investors are urged to consider their own estimates as to the  anticipated  rate of future  prepayments on the mortgage loans and the suitability of the certificates to their investment  objectives.  Investors should carefully  consider the  associated  risks  discussed  below and under the  heading  "Legal  Investment"  herein and under the headings "Yield Considerations,"  "Maturity and Prepayment  Considerations" and "Legal Investment Matters"
in the prospectus.

         The  mortgage  interest  rates on the mortgage  loans will adjust  monthly or  semi-annually,  as applicable,  after the expiration of the applicable  initial fixed-rate period, and may vary significantly over time.  When a mortgage  loan begins its  adjustable  period,  increases and decreases in the mortgage interest  rate on that  mortgage  loan will be  calculated  for each monthly  accrual  period based on the index as of a  specified  date.  The  index  may not rise and fall  consistently  with  mortgage  interest rates.  As a result,  the  mortgage  interest  rates on the  mortgage  loans at any time may not equal the prevailing mortgage interest rates for similar  adjustable-rate  loans and accordingly the prepayment rate may be lower or higher than would  otherwise be  anticipated.  Moreover,  each mortgage loan is subject to a maximum interest rate.

         Although  mortgage  interest rates will increase (subject to a maximum interest rate) or decrease as the index changes  (following  the initial  fixed-rate  period),  the monthly  payments on the mortgage loans  generally  will  adjust  only once a year.  As a result,  an increase or decrease in the index will
cause  the   amortization  of  the  mortgage  loans  to  decelerate  or  accelerate,   thereby  causing  a
corresponding  change in the amortization of the certificates.  In the event that an increase in the index causes  the  interest  due on a mortgage  loan for a given  month to exceed the  current  minimum  monthly payment for that month,  the shortfall in interest will be added to the outstanding  principal  balance of that mortgage loan as Deferred  Interest.  In addition,  because the initial  minimum  monthly  payment is set based on the  initial  fixed rate  rather  than the sum of the margin and  then-current  Index,  it is likely that the minimum  monthly  payment will be less than the interest due on that  mortgage loan during at least the first year (or during the first five years,  with  respect to the 5 Yr.  Bear  Secure  Option
ARM loans) of a mortgage  loan.  If a mortgagor  only pays the minimum  monthly  payment  due,  there will likely be negative  amortization  on the mortgage  loan until such time that the minimum  monthly  payment will be reset to a fully amortizing amount.

Prepayment Considerations

         The rate of principal  payments on each class of offered  certificates,  the aggregate  amount of distributions  on each class of offered  certificates  and the yield to  maturity of each class of offered certificates  will be related to the rate and timing of payments  of  principal  on the  related  mortgage loans.  The rate of principal  payments on the mortgage loans will in turn be affected by the amortization schedules  of the  related  mortgage  loans and by the rate and  timing of  Principal  Prepayments  on the related mortgage loans (including for this purpose payments resulting from  refinancings,  liquidations of the  mortgage  loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or required).  The  mortgage  loans  generally  may be prepaid by the  mortgagors  at any time;  however,  as described  under "The Mortgage Pool" herein,  with respect to some of the mortgage loans, a prepayment may subject the related  mortgagor to a prepayment  charge.  Prepayment  charges may be restricted  under some state laws as described  under "Legal Aspects of Mortgage Loans –  Enforceability  of Certain  Provisions"
in the prospectus.  Prepayment  charges with respect to the mortgage loans will not be paid to the holders of the offered certificates. Generally the mortgage loans will contain due-on-sale clauses.

         Because  the  interest  rate  on  each  mortgage  loan  adjusts  monthly  or  semi-annually,   as
applicable,  (after any initial  fixed  period) and the minimum  monthly  payment  adjusts  annually,  the portion of the monthly  payment that will be applied to reduce the principal  balance of the mortgage loan may vary.

         The  negative  amortization  feature of the  mortgage  loans may affect the yield on the  related classes  of  certificates.  As  a  result  of  the  negative  amortization  of  the  mortgage  loans,  the outstanding  principal  balance of a mortgage  loan will  increase by the amount of  Deferred  Interest as
described  herein  under  "Description  of  the  Certificates—Interest."   During  periods  in  which  the
outstanding  principal balance of a mortgage loan is increasing due to the addition of Deferred  Interest, the  increasing  principal  balance of the  mortgage  loan may approach or exceed the value of the related mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal balance of such mortgage loan (due to the addition of Deferred Interest, if any,  to the  principal  balance  of the  mortgage  loan) in a single  payment at the  maturity  of the mortgage  loan.  Because the  mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk  associated  with the mortgage loans is greater than that  associated with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the  mortgage  loans will also affect the rate of principal  distributions on the related  certificates because scheduled and unscheduled principal  collections on the mortgage  loans will be applied to cover  Deferred  Interest on the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the related  mortgage loans will result in  distributions  in respect of  principal  to the  holders  of the  related  class or classes of offered certificates  then entitled to receive these principal  distributions  that otherwise would be distributed over the  remaining  terms of the mortgage  loans.  See "Maturity and  Prepayment  Considerations"  in the
prospectus.  Since the rate and timing of  payments  of  principal  on the  mortgage  loans will depend on future  events and a variety of factors  (as  described  more  fully  herein and in the  prospectus  under
"Yield Considerations" and "Maturity and Prepayment Considerations"),  no assurance can be given as to the rate of  Principal  Prepayments.  The  extent  to which  the yield to  maturity  of any  class of  offered certificates  may vary from the anticipated  yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of  payments  on the offered  certificates  is sensitive to prepayments on the mortgage loans.  Further, an investor should consider,  in the case of any offered  certificate  purchased at a discount,  the risk that a slower than  anticipated rate of Principal
Prepayments  on the mortgage  loans could result in an actual yield to an investor  that is lower than the anticipated  yield and, in the case of any offered  certificate  purchased  at a premium,  the risk that a faster than  anticipated  rate of principal  payments could result in an actual yield to the investor that is lower than the  anticipated  yield.  In general,  the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity.  As a result,  the effect on an investor's  yield of principal  payments  occurring at a rate higher (or lower) than the rate  anticipated by the investor during the period  immediately  following the issuance of the offered  certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly  unlikely that the mortgage  loans will prepay at any constant  rate until  maturity or that all of the mortgage  loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the  mortgage  loans may  significantly  affect  the  actual  yield to  maturity  on the  related  offered certificates,  even if the average rate of principal payments  experienced over time is consistent with an investor's expectation.

         Because  principal  distributions are paid to some classes of offered  certificates  before other classes,  holders of classes of offered  certificates  having a later  priority of payment  bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments)  on pools of  mortgage  loans is  influenced  by a
variety  of  economic,   geographic,   social  and  other  factors.  If  prevailing  mortgage  rates  fall significantly  below the mortgage rates on the mortgage loans,  the rate of prepayment  (and  refinancing)
would be expected to increase.  Conversely,  if prevailing  mortgage  rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayment on the mortgage loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties and servicing decisions.  In addition,  the existence of the  applicable  periodic rate cap,  maximum  mortgage rate and minimum mortgage rate may effect the likelihood of prepayments  resulting from refinancings.  There can be no certainty  as to the rate of  prepayments  on the mortgage  loans during any period or over the life of the  certificates.  See  "Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the
prospectus.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  In addition,  default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a  mortgagor's  default  on a  mortgage  loan,  there can be no assurance that recourse beyond the specific  mortgaged  property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced  origination fees or closing costs or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool underlying any trust,  the rate of
Principal  Prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case and in some cases,  the average credit or collateral  quality of the mortgage loans  remaining in the mortgage pool may decline.

Pass-Through Rates

         The yields to  maturity  on the  offered  certificates  will be  affected  by their  pass-through rates. The pass-through  rates on the offered  certificates  will be sensitive to the adjustable  mortgage rates on the related  mortgage  loans.  As a result,  these  pass-through  rates will be  sensitive to the index on the related  mortgage loans,  any periodic caps,  maximum and minimum rates and the related gross margins.

Yield Sensitivity Of The Subordinate Certificates

         As the Current  Principal  Amount of a class of subordinate  certificates is reduced to zero, the yield to  maturity  on the next most  junior  class of  subordinate  certificates  will  become  extremely sensitive  to losses on the mortgage  loans (and the timing  thereof)  that are covered by  subordination, because the entire  amount of losses on the  mortgage  loans will be allocated  such class of  subordinate certificates.  If the  Current  Principal  Amounts of the Class B  Certificates  in a loan group have been reduced  to zero,  the yield to  maturity  on the Class M  Certificates  in such loan  group  will  become extremely  sensitive to losses on the related  mortgage loans (and the timing thereof) that are covered by subordination,  because the entire  amount of losses on the related  mortgage  loans will be  allocated to the Class M  Certificates,  beginning  with the class of Class M Certificates  with the highest  numerical designation.  Investors  in the  subordinate  certificates  should fully  consider the risk that  Realized
Losses on the related  mortgage  loans could  result in the failure of these  investors  to fully  recover their investments.  For additional  considerations relating to the yield on the subordinate  certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Yield Sensitivity of the Interest Only Certificates

         The notional amount of the Interest Only  Certificates  will equal the Current  Principal  Amount of the related  class or classes of  certificates.  Therefore,  the yield to maturity on the Interest Only
Certificates  will be  extremely  sensitive to both the timing of receipt of  prepayments  and the overall rate of principal  prepayments  and defaults on the  mortgage  loans in the related loan group.  Investors in the Interest Only  Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage  loans in the related loan group could result in the failure of such  investors to fully  recover their investments,  in particular  because all principal  prepayments on the mortgage loans in the related loan  group on each  distribution  date  during  the first  seven  years  after the  Closing  Date will be allocated to the related certificates (in each case subject to limited exceptions).

Assumed Final Distribution Date

         The assumed final  distribution  date for each class of  certificates is as set forth in the Term
Sheet.  Since the rate of payment  (including  prepayments)  of  principal  on the  mortgage  loans can be expected to exceed the scheduled  rate of payments,  and could exceed the scheduled  rate by a substantial amount,  the disposition of the last remaining  mortgage loan may be earlier,  and could be  substantially earlier,  than the assumed final distribution date.  Furthermore,  the actual final distribution date with respect to each class of offered  certificates  could occur  significantly  earlier than the assumed final distribution date because Excess Spread to the extent available will be applied as an accelerated  payment of principal on the offered  certificates to the extent described  herein.  In addition,  the depositor or its  designee  may,  at its  option,  repurchase  all the  mortgage  loans  from the Trust on or after any distribution  date on which the aggregate unpaid principal  balances of the mortgage loans are less than a percentage  (as set forth in the Term Sheet) of the  aggregate  Stated  Principal  Balance of the mortgage loans as of the Cut-off Date.  See "The Pooling and Servicing Agreement—Termination" herein.

Weighted Average Life

         The  weighted  average life of a security  refers to the average  amount of time that will elapse from the date of its issuance  until each dollar of principal of such security will be  distributed to the investor.  The weighted  average life of a certificate is determined by (a)  multiplying the amount of the reduction,  if any, of the Current  Principal Amount of such certificate from one distribution date to the next  distribution  date by the number of years from the date of issuance to the second such  distribution date,  (b) summing the results and (c) dividing the sum by the aggregate  amount of the  reductions in the
Current  Principal Amount of such certificate  referred to in clause (a). The weighted average life of the certificates  will be  influenced  by,  among other  factors,  the rate at which  principal is paid on the related  mortgage  loans.  Principal  payments  of  mortgage  loans  may  be  in  the  form  of  scheduled amortization,  prepayments,  liquidations  as a result of  foreclosure  proceedings  or  otherwise,  or by virtue of the  purchase of a mortgage  loan in advance of its stated  maturity as required or permitted by the Agreement.  The actual weighted  average life and term to maturity of each class of  certificates,  in general,  will be shortened if the level of such  prepayments  of principal on the related  mortgage loans increases.

                                    THE POOLING AND SERVICING AGREEMENT

General

         The  certificates  will be  issued  pursuant  to the  Agreement,  a form of  which is filed as an exhibit  to the  registration  statement.  A  current  report  on Form 8-K  relating  to the  certificates containing a copy of the  Agreement as executed  will be filed by the Depositor  with the  Securities  and
Exchange  Commission  within  fifteen  days of the initial  issuance of the  certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including all interest and  principal due with respect to the mortgage  loans after the Cut-off Date,  but excluding any payments of  principal  or interest  due on or prior to the Cut-off  Date,  (2) any  mortgaged  properties acquired  on  behalf  of  certificateholders  by  foreclosure  or by deed in lieu of  foreclosure  and any revenues  received  thereon,  (3) the rights of the Trustee  under all insurance  policies  required to be maintained  pursuant to the  Agreement,  (4) the rights of the Depositor  under the Mortgage Loan Purchase
Agreement  between the Depositor and the Sponsor,  (5) such assets  relating to the mortgage loans as from time to time may be held in the Custodial  Account and the Distribution  Account,  and (6) any proceeds of the  foregoing.  Reference is made to the  prospectus  for important  information  in addition to that set forth  herein  regarding  the trust  fund,  the terms and  conditions  of the  Agreement  and the  offered certificates.  The offered  certificates  will be  transferable  and  exchangeable  at the corporate trust offices of the Trustee;  for these  purposes  and for purposes of  presentment  and  surrender  located at
Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, Bear
Stearns  Mortgage  Funding  2006-AR2  and for all  other  purposes  located  at 9062 Old  Annapolis  Road,
Columbia,  Maryland  21045,  Attention:  Client  Manager,  Bear Stearns  Mortgage  Funding  2006-AR2.  The
Depositor will provide to prospective or actual  certificateholders  without charge, on written request, a copy  (without  exhibits) of the  Agreement.  Requests  should be addressed to Structured  Asset  Mortgage
Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of  issuance  of the  certificates,  the  Depositor  will cause the  mortgage  loans, together with all  principal and interest due on or with respect to such mortgage  loans after the Cut-off
Date,  to be sold to the trust.  The  mortgage  loans will be  identified  in a schedule  appearing  as an exhibit to the  Agreement  (as  amended).  Such  schedule  will include  information  as to the  principal balance of each  mortgage  loan as of the Cut-off  Date,  as well as  information  including,  among other things,  the mortgage  rate, the Net Rate,  the Monthly  Payment,  the maturity date of each mortgage note and the loan-to-value Ratio.

Representations and Warranties

         In the Mortgage  Loan  Purchase  Agreement  pursuant to which the  Depositor  purchased  (or will purchase) the mortgage  loans from the Sponsor,  the Sponsor made (or will make)  certain  representations and  warranties  to  the  Depositor  concerning  the  mortgage  loans.  The  Trustee,  on  behalf  of  the certificateholders,  will be  assigned  all  right,  title and  interest  in the  Mortgage  Loan  Purchase
Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The  representations  and warranties of the Sponsor with respect to the mortgage loans  generally will include the following, among others:

         (1)      The  information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the related  mortgage  loans  pursuant to the Mortgage
Loan Purchase  Agreement,  the Sponsor was the sole owner of beneficial  title and holder of each mortgage and  mortgage  note  relating  to the  related  mortgage  loans as of the  Closing  Date or as of  another specified  date,  is  conveying  the same to the  Depositor  free and  clear of any  encumbrance,  equity, participation  interest,  lien, pledge,  charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing  Date,  there is no monetary  default  existing  under any mortgage or the related  mortgage note and there is no material  event which,  with the passage of time or with notice and the  expiration  of any  grace  or cure  period,  would  constitute  a  default,  breach  or  event of acceleration;  and neither the Sponsor nor any of its respective  affiliates has taken any action to waive any  default,  breach  or event of  acceleration;  and no  foreclosure  action is  threatened  or has been commenced with respect to the mortgage loan.

         Generally,  the Mortgage  Loan Purchase  Agreement  will provide that, in the case of a breach of any  representation  or warranty set forth above which  materially and adversely  affects the value of the interests  of  certificateholders  or the Trustee in any of the  mortgage  loans,  within 90 days from the date of discovery or notice from the Trustee,  the  Depositor or the Sponsor,  the Sponsor will either (i)
cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage loan (if within two years of the Closing  Date) or (iii)  purchase  the  related  mortgage  loan at the  applicable
Repurchase  Price.  The obligations of the Sponsor to cure,  purchase or substitute  shall  constitute the
Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo  Bank,  National  Association  ("Wells  Fargo  Bank") is acting as  custodian  of the mortgage loan files  pursuant to the  Agreement.  In that  capacity,  Wells Fargo Bank is  responsible  to hold and safeguard the mortgage  notes and other  contents of the mortgage  files on behalf of the Trustee and the  Certificateholders.  Wells  Fargo  Bank maintains  each  mortgage  loan file in a  separate  file folder  marked  with a unique bar code to assure  loan-level  file  integrity  and to assist in  inventory
management.   Files are segregated by  transaction or investor.   Wells Fargo Bank has been engaged in the
mortgage  document  custody business for more than 25 years.  Wells Fargo Bank maintains  document custody facilities  in its  Minneapolis,  Minnesota,  headquarters  and  in  three  regional  offices  located  in
Richfield,  Minnesota,  Irvine,  California,  and Salt Lake City,  Utah. As of June 30, 2006,  Wells Fargo
Bank  maintains  mortgage  custody vaults in each of those  locations  with an aggregate  capacity of over eleven million files.

         Wells Fargo Bank serves or may have served  within the past two years as loan file  custodian for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any custodial  agreement  under
which  those   services  are  provided  by  Wells  Fargo  Bank  are  customary  for  the   mortgage-backed
securitization  industry and provide for the delivery,  receipt,  review and  safekeeping of mortgage loan files.  For a general description of Wells Fargo, see the description herein under "The Trustee."

The Trustee

         Wells  Fargo Bank will act as Trustee  for the  certificates  pursuant  to the  Agreement.  Wells
Fargo Bank is a national  banking  association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial  services company with  approximately  $482 billion in assets, 23 million customers and 153,000+  employees as of December 31,  2005,  Wells Fargo & Company is a U.S.  bank holding  company, providing banking,  insurance,  trust, mortgage and consumer finance services throughout the United States and  internationally.  Wells Fargo Bank  provides  retail and  commercial  banking  services and corporate trust,  custody,  securities lending,  securities  transfer,  cash management,  investment  management and other  financial  and  fiduciary  services.  The  Depositor,  the Sponsor and the  Servicer  may  maintain banking and other  commercial  relationships  with Wells Fargo Bank and its  affiliates.  Wells Fargo Bank maintains  principal  corporate trust offices are located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045-1951  (among other locations) and its office for certificate  transfer  services is located at Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The  Trustee's  office for notices  under the  Agreement is located at 9062 Old  Annapolis  Road,
Columbia,  Maryland  21045.  Wells Fargo Bank has provided  corporate  trust  services  since 1934.  As of
June 30,  2006,  Wells  Fargo  Bank  acts as a trustee  for a variety  of  transactions  and asset  types, including corporate and municipal bonds,  mortgage-backed  and asset-backed  securities and collateralized debt  obligations.  As of June 30,  2006,  Wells  Fargo Bank was acting as trustee on  approximately  1230 series of residential  mortgage-backed  securities with an aggregate  principal  balance of  approximately
$282,142,062,265.

         Wells  Fargo Bank serves or has served  within the past two years as  warehouse  master  servicer for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of  those  mortgage  loans  may be  included  in the  Trust.  The  terms of the  warehouse  master servicing  agreement  under which those  services are provided by Wells Fargo Bank are  customary  for the mortgage-backed securitization industry.

         The Trustee  will be entitled  to a fee as  compensation  for its  services as  specified  in the
Agreement.  The  Agreement  will provide that the Trustee (in its capacity as Trustee and  Custodian)  and any  director,  officer,  employee  or  agent  of the  Trustee  will  be  entitled  to  recover  from  the
Distribution  Account all reasonable  out-of pocket expenses,  disbursements  and advances and expenses of the Trustee in connection with any Monthly Advance,  Event of Default,  any breach of the Agreement or any loss,  liability,  expense,  claim or legal action  (including  any pending or  threatened  claim or legal action) incurred or made by the Trustee in its capacity as Trustee or Custodian in the  administration  of the trust created pursuant to the Agreement  (including the reasonable  compensation and  disbursements of its  counsel),  other than any such  expense,  disbursement  or  advance  as may arise from the  Trustee's negligence  or  intentional  misconduct or for which the  certificateholders  have agreed in writing to be responsible.

         If an event of default has not occurred (or has occurred but is no longer  continuing)  under the
Agreement,  then the Trustee will perform only such duties as are  specifically set forth in the Agreement as  being  the  duties  to be  performed  by  the  Trustee  prior  to the  occurrence  (or  following  the discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is  continuing under the  Agreement,  the Trustee is required to exercise  such of the rights and powers  vested in it by the  Agreement,  such as (upon the  occurrence  and during the  continuance  of certain events of default)
either acting as the successor  servicer or  appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances  in the  conduct  of  such  investor's  own  affairs.  Subject  to  certain  qualifications  specified  in the
Agreement,  the Trustee will be liable for its own negligent action,  its own negligent failure to act and its own willful misconduct.

         The  Trustee's  duties  and  responsibilities  under  the  Agreement  include,  upon  receipt  of resolutions,  certificates and reports which are  specifically  required to be furnished to it pursuant to the  Agreement,  examining  them to  determine  whether  they are in the form  required by the  Agreement, providing  to the  Rating  Agencies  notices of the  occurrence  of  certain  events of default  under the
Agreement, appointing a successor servicer, and effecting any optional termination of the trust.

         The Trustee may resign at any time, in which event the  Depositor  will be obligated to appoint a successor  trustee.  The  Depositor  may also remove the  Trustee if the Trustee  ceases to be eligible to continue  as Trustee  under the  Agreement  and fails to resign  after  written  request  therefor  by the
Depositor  or if  the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the
Depositor  will be obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the  holders  of  certificates  evidencing  not less  than 51% of the  aggregate  voting  rights in the related  trust.  Any  resignation or removal of the Trustee and  appointment  of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor  trustee as set forth in the
Agreement.

         On and after the time the Servicer  receives a notice of  termination  pursuant to the Agreement, the Trustee  shall  become the  successor  to the  Servicer,  or shall  appoint a successor  servicer  (as described  below) with respect to the  transactions set forth or provided for in the Agreement and after a transition  period  (not to  exceed  90  days),  shall be  subject  to all the  responsibilities,  duties, liabilities  and  limitations  on  liabilities  relating  thereto  placed on the Servicer by the terms and provisions of the  Agreement;  provided,  however,  that the Trustee  shall have no obligation  whatsoever with respect to any liability  (other than advances deemed  recoverable and not previously  made) incurred by the  Servicer  at or  prior  to the  time of  termination.  Effective  on the  date of such  notice  of termination,  as compensation therefor,  the Trustee shall be entitled to all compensation,  reimbursement of expenses and  indemnification  that the Servicer would have been entitled to if it had continued to act pursuant to the  Agreement  except for those  amounts due the Servicer as  reimbursement  permitted  under this  Agreement  for  advances  previously  made or  expenses  previously  incurred.  Notwithstanding  the foregoing,  the  Trustee  may,  if it shall be  unwilling  to so act,  or shall,  if it is  prohibited  by applicable law from making advances or if it is otherwise unable to so act,  appoint,  or petition a court
of  competent   jurisdiction  to  appoint,  any  established  mortgage  loan  servicing   institution  the
appointment  of which  does not  adversely  affect the then  current  rating of the  certificates  by each rating agency as the  successor to the pursuant to the  Agreement in the  assumption of all or any part of the  responsibilities,  duties or  liabilities of the Servicer  pursuant to the  Agreement.  Any successor
Servicer shall be an established  housing and home finance  institution  which is a Fannie Mae- or Freddie
Mac-approved  servicer  and  shall  have a net  worth of not less  than  $10,000,000;  provided,  that the
Trustee  shall  obtain  a  letter  from  each  Rating  Agency  that the  ratings,  if any,  on each of the
Certificates  will not be lowered as a result of the selection of the  successor to the  Servicer.  If the
Trustee  assumes  the  duties  and  responsibilities  of the  Servicer,  the  Trustee  shall not resign as successor  servicer until another servicer has been appointed and has accepted such  appointment.  Pending appointment  of a successor  to the  Servicer  under the  Agreement,  the  Trustee,  unless the Trustee is prohibited  by law  from  so  acting,  shall  act in  such  capacity  as  provided  in the  Agreement.  In connection  with  such  appointment  and  assumption,  the  Trustee  may make  such  arrangements  for the compensation  of such  successor out of payments on mortgage  loans or otherwise as it and such  successor shall agree;  provided  that such  compensation  shall not be in excess of that which the  Servicer  would have been entitled to if the Servicer had continued to act under the  Agreement,  and that such  successor shall  undertake  and assume the  obligations  of the  Servicer to pay  compensation  to any third  Person acting as an agent or independent  contractor in the performance of servicing  responsibilities  under the
Agreement.  The Trustee and such  successor  shall take such action,  consistent  with the  Agreement,  as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Servicer, appointment of a successor  servicer and any transfer of servicing,  including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all  servicing  data and the  completion, correction  or  manipulation  of such  servicing  data as may be  required  by the  Trustee to correct any errors or  insufficiencies  in the servicing data or otherwise enable the Trustee or successor servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  servicer, will be payable by the Trust to the Trustee pursuant to the Agreement.  Any successor  Servicer shall give notice to the  applicable  mortgagors of such change of servicer and will,  during the term of its service as  successor  servicer,  maintain  in force the policy or  policies  that the  Servicer  is  required  to maintain pursuant to the Agreement.

         If the Trustee  will  succeed to any duties of the  Servicer  respecting  the  mortgage  loans as provided  herein,  it  will  do so in a  separate  capacity  and  not  in its  capacity  as  Trustee  and, accordingly,  the provisions of the Agreement  concerning the Trustee's duties will be inapplicable to the
Trustee in its duties as the  successor to the Servicer in the servicing of the mortgage  loans  (although such provisions  will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the
Agreement  relating  to the  Servicer,  however,  will apply to the Trustee in its  capacity as  successor servicer.

         Upon any  termination  or  appointment  of a successor  to the  Servicer,  the Trustee  will give prompt written notice thereof to the Rating Agencies.

Servicing and Other Compensation and Payment of Expenses

         The  Servicer  will be entitled to receive a Servicing  Fee as  compensation  for its  activities under  the  Agreement  equal to 1/12 of the  Servicing  Fee Rate  multiplied  by the  Scheduled  Principal
Balance of each  mortgage  loan as of the first day of the related Due Period.  The Servicing Fee Rate for each mortgage loan will be as indicated in the Term Sheet.

         In addition to the primary  compensation  described above, the Servicer may be entitled to retain assumption  fees, tax service fees and late payment  charges,  all to the extent collected from mortgagors and as provided in the Agreement.

         The  Servicer  will  pay  all  related  expenses   incurred  in  connection  with  its  servicing
responsibilities (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

         The Servicer  will be  responsible  for  servicing  the  mortgage  loans in  accordance  with the provisions of the Agreement.  The responsibilities generally include:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o        recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
                  repayment plan, modification, foreclosure, etc.);

         o        accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the trustee,  together  with any other sums paid by borrowers that are required to be remitted;

         o        accurate  and  timely  accounting  and   administration  of  escrow  and  impound  accounts,   if
                  applicable;

         o        accurate and timely reporting of negative amortization amounts, if any;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o        maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

Table of Fees

         The  following  table  indicates  the fees  expected  to be paid  from the  cash  flows  from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are  expressed  in basis  points,  at an  annualized  rate,  applied to the  outstanding aggregate principal balance of the mortgage loans.

                   Item                         Fee                                Paid From
________________________________________________________________________________________________________________
             Servicing Fee(1)             0.375% per annum                 Mortgage Loan Collections

         (1)  The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

         The  Servicer  will take such  action as it deems to be in the best  interest  of the trust  with respect to defaulted  mortgage loans and foreclose upon or otherwise  comparably  convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory  collection  arrangements can be made. To the extent set forth in the  Agreement,  the Servicer  will service the property  acquired by the trust through  foreclosure or  deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and  administering  mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance  Proceeds cannot exceed  deficiency  claims and certain expenses  incurred by the
Servicer,  no  insurance  payments  will  result in a recovery  to  certificateholders  which  exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Modifications

         In  instances  in which a mortgage  loan is in default or if default is  reasonably  foreseeable, the  Servicer  may permit  servicing  modifications  of the  mortgage  loan  rather than  proceeding  with foreclosure.  However,  the Servicer's ability to perform servicing  modifications will be subject to some limitations as described in the related  Servicing  Agreement,  including but not limited to, the Servicer may not (i) permit any  modification  that would change the related  Mortgage  Interest Rate, (ii) forgive the payment of principal or interest,  (iii) reduce or increase the outstanding  principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

         The  Agreement  will  provide that on or before  March 1 of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating in the servicing function will provide to the Servicer,  the Depositor and the Trustee a report on an assessment of compliance  with the  minimum  servicing  criteria  established  in  Item  1122(a)  of  Regulation  AB (the  "AB  Servicing
Criteria").  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing  considerations,  cash collection and administration,  investor  remittances and reporting,  and pool-asset  administration.  Such report will  indicate  that the AB Servicing  Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the  servicing  function will deliver  to the  Servicer,  the  Depositor  and the  Trustee  along  with  its  report  on  assessment  of compliance,  an  attestation  report from a firm of  independent  public  accountants on the assessment of compliance with the AB Servicing Criteria.

         The  Agreement  will also provide for  delivery on or before March 1 of each year,  of a separate annual  statement of  compliance  from the Servicer and any  sub-servicer  to the effect that, to the best knowledge of the signing  officer,  such person has  fulfilled in all  material  respects its  obligations under the Agreement or related servicing  agreement  throughout the preceding year or, if there has been a material  failure in the fulfillment of any such  obligation,  the statement will specify such failure and the nature and status  thereof.  This  statement  may be provided  as a single  form  making the  required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of  compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without charge upon written  request to the Servicer at the address of the  Servicer set forth above under "The  Servicer."  These items will be filed with the
Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

The Custodial Account

         The Servicer  will  establish  and  maintain in the name of the  Trustee,  for the benefit of the certificateholders,  an account,  referred to herein as the Custodial Account,  into which it will deposit daily all  collections  of  principal  and interest on any mortgage  loans,  including  but not limited to
Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts  reimbursable  to the
Servicer out of Liquidation  Proceeds in accordance  with the  Agreement),  the  Repurchase  Price for any mortgage  loans  repurchased  and Monthly  Advances made from the Servicer's own funds (less the Servicing
Fee) and Compensating  Interest  Payments.  The amount at any time credited to the Custodial  Account,  if invested,  shall  be  invested  in the  name of the  Trustee  in  permitted  investments  selected  by the
Servicer.  The Servicer will be entitled to any amounts  earned on permitted  investments in the Custodial
Account.  The Servicer will also deposit into the Custodial  Account any amounts  required to be deposited with  respect to losses on  Permitted  Investments  and any other  amounts  received by the  Servicer  and required to be deposited in the Custodial  Account  pursuant to the Agreement.  The Custodial  Account and amounts at any time credited  thereto shall comply with the  requirements  of the Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

         The Trustee  shall  establish  and  maintain in the name of the  Trustee,  for the benefit of the certificateholders,  an account,  referred to herein as the Distribution Account, into which on the second business day prior to each  distribution  date,  all  available  funds in the  Custodial  Account for such distribution date will be transferred by the Servicer.  All amounts deposited to the Distribution  Account shall  be  held in the  name  of the  Trustee  in  trust  for the  benefit  of the  certificateholders  in accordance  with the terms and  provisions  of the  Agreement.  The  amount  at any time  credited  to the
Distribution  Account, if invested,  shall be invested in the name of the Trustee in permitted investments selected by the  Trustee.  The Trustee  will be entitled to any amounts  earned and will be liable for any losses on permitted  investments in the  Distribution  Account.  To the extent grantor trust  certificates are issued, a separate Grantor Trust Distribution Account will be established.

         On each distribution  date, the Trustee shall pay the  certificateholders  in accordance with the provisions set forth under "Description of the Certificates—Distributions on the Certificates" herein.

Voting Rights

         Voting  rights of the trust in  general  will be  allocated  among the  classes  of  certificates
(other than the Residual  Certificates)  based upon their respective Current Principal  Amounts;  provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

Termination

         The  obligations  of the Trustee and the Servicer  created by the Agreement  will  terminate upon
(i) the later of the  making  of the final  payment  or other  liquidation  or any  advance  with  respect thereto,  of the last  mortgage  loan subject  thereto or the  disposition  of all property  acquired upon foreclosure or acceptance of a deed in lieu of foreclosure  of any such mortgage  loans,  (ii) the payment to  certificateholders  of all amounts  required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the  direction of the  Depositor or its designee of all of the mortgage  loans and all related REO Property in the trust, as further discussed below.

         On any  distribution  date on which the  aggregate  Scheduled  Principal  Balance of the mortgage loans is less than a  percentage  (as set forth in the Term Sheet) of the  aggregate  Scheduled  Principal
Balance of the mortgage loans as of the Cut-off Date,  the Depositor or its designee,  or any other person set forth in the Agreement,  may repurchase  from the trust all mortgage loans  remaining  outstanding and any REO Property  remaining in the trust at a purchase price equal to the sum of (a) the unpaid  principal balance of the mortgage loans (other than mortgage  loans related to REO  Property),  net of the principal portion of any unreimbursed  Monthly Advances  relating to the mortgage loans made by the purchaser,  plus accrued but unpaid interest thereon at the applicable  mortgage rate to, but not including,  the first day of the month of repurchase,  (b) the appraised value of any REO Property,  less the good faith estimate of the Servicer of  liquidation  expenses to be incurred in  connection  with its  disposal  thereof (but not more than the unpaid  principal  balance of the related  mortgage  loan,  together with accrued but unpaid interest on that balance at the  applicable  mortgage  rate,  but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket costs of the Servicer,  including  unreimbursed servicing advances and the  principal  portion of any  unreimbursed  Monthly  Advances,  made on the mortgage  loans prior to the  exercise  of such  repurchase  and (d) any  unreimbursed  costs and  expenses of the Trustee payable in accordance  with the terms of the  Agreement.  Such person  exercising  this right,  if not the
Depositor  or an  affiliate,  shall be  deemed to  represent  that one of the  following  will be true and correct:  (i) the exercise of such option shall not result in a non-exempt  prohibited  transaction  under
ERISA or Section  4975 of the Code or (ii) such  designee is (A) not a party in interest  with  respect to any Plan and (B) is not a "benefit  plan  investor"  (other than a plan  sponsored  or  maintained  by the designee,  provided  that  no  assets  of  such  plan  are  invested  or  deemed  to be  invested  in  the certificates).  If the holder of the option is unable to exercise  such option by reason of the  preceding sentence,  then  the  Depositor  may  exercise  such  option.  Any  such  repurchase  will  result  in the retirement of all of the  certificates  and termination of the trust. The trust may also be terminated and the  certificates  retired on any  distribution  date upon the  Depositor's  determination,  based upon an opinion  of  counsel,  that the  status of the trust  fund as a REMIC has been lost or that a  substantial risk exists that such status will be lost for the then current  taxable  year.  In no event will the trust created by the  Agreement  continue  beyond the  expiration  of 21 years from the death of the survivor of the persons named in the  Agreement.  See "The  Agreements—Termination;  Retirement of  Securities" in the
prospectus.

                                    FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the  Depositor,  will  deliver its opinion  generally  to the effect that,  assuming  compliance  with all provisions of the Agreement,  for federal income tax purposes,  each REMIC election made by the Trust Fund will qualify as a REMIC under the Internal  Revenue Code of 1986,  or the Code.  The  certificates  (other than the  Residual  Certificates)  will be  designated  as  regular  interests  in a REMIC and are  herein referred to as the  "Regular  Certificates"  or the "REMIC  Regular  Certificates."  Each of the  Residual
Certificates  will be designated as the residual  interest in the related REMIC and are herein referred to as the "Residual  Certificates" or the "REMIC Residual  Certificates".  All certificateholders are advised to see "Federal Income Tax  Consequences"  in the prospectus for a discussion of the  anticipated  federal income tax consequences of the purchase,  ownership and disposition of the REMIC Regular  Certificates and the REMIC Residual Certificates.

         Because  the  Regular  Certificates  will  be  considered  regular  interests  in a  REMIC,  they generally  will be  taxable  as debt  obligations  under the Code,  and  interest  paid or  accrued on the
Regular  Certificates,  including original issue discount with respect to any Regular  Certificates issued with  original  issue  discount,  will be taxable to  certificateholders  in  accordance  with the accrual method of  accounting,  regardless  of their usual  method of  accounting.  It is  anticipated  that,  for federal  income  tax  purposes,  some of the  offered  certificates  may be  issued  with  original  issue
discount.   See   "Federal   Income   Tax   Consequences—REMICS—Taxation   of  Owners  of  REMIC   Regular
Certificates—Original  Issue Discount" in the prospectus.  The Internal Revenue  Service,  or the IRS, has issued OID  regulations  under  Sections 1271 to 1275 of the Code  generally  addressing  the treatment of debt instruments issued with original issue discount (hereafter  referred to as the OID Regulations).  All purchasers of REMIC  Regular  Certificates  are urged to consult  their tax advisors for advice  regarding the effect,  in any, of the original  issue  discount  provisions  and  regulations on the purchase of the
Regular  Certificates.  The prepayment  assumption that will be used in determining the rate of accrual of original  issue  discount  with respect to the  certificates  will be set forth in the related  prospectus supplement.  The prepayment  assumption  represents a rate of payment of  unscheduled  principal on a pool of mortgage  loans,  expressed as an annualized  percentage of the outstanding  principal  balance of such mortgage  loans at the  beginning of each period.  However,  no  representation  is made as to the rate at which prepayments actually will occur.

         In  certain  circumstances  the  OID  Regulations  permit  the  holder  of a debt  instrument  to recognize  original  issue  discount  under a method that  differs  from that used by the Issuing  Entity.
Accordingly,  it is possible that the holder of a Regular  Certificate  may be able to select a method for recognizing  original  issue  discount that differs from that used by the Trustee in preparing  reports to the certificateholders and the IRS.

         Certain  classes of the offered  certificates  may be treated for federal  income tax purposes as having been issued at a premium.  Whether  any holder of such a class of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the  distributions  remaining to be made on such  certificate at the time of its  acquisition by such  certificateholder.  Holders of such  classes  of  certificates  should  consult  their tax  advisors regarding  the  possibility  of making an election to  amortize  such  premium.  See  "Federal  Income Tax
Consequences—REMICS—Taxation  of  Owners of REMIC  Regular  Certificates—  Original  Issue  Discount"  and
"—Premium" in the prospectus.

Characterization of the Offered Certificates

         All holders of the offered  certificates will be entitled (subject to specific  priorities and to the extent of related Basis Risk Shortfall  Carry Forward  Amounts) to amounts  deposited into the reserve fund from  excess  cash flow.  In  addition,  all  holders of the  offered  certificates  will be entitled
(subject to specific  priorities and to the extent of related Basis Risk Shortfall Carry Forward  Amounts,
Unpaid  Realized  Loss  Amounts  and Current  Interest  and  Interest  Carry  Forward  Amounts) to amounts deposited  into the  reserve  fund from the  related Cap  Contracts.  Accordingly,  holders of the offered certificates  will be treated for federal income tax purposes as owning a regular  interest in a REMIC and a beneficial  ownership  interest in the right to receive  payments  from the reserve  fund,  which is not included in any REMIC.  The treatment of amounts  received by the  certificateholder  with respect to such certificateholder's  right to  receive  Basis  Risk  Shortfall  Carry  Forward  Amounts as a result of the application of the Net Rate Cap, will depend upon the portion of such  certificateholder's  purchase price allocable thereto.  Under the REMIC regulations,  each  certificateholder  of an offered  certificate must allocate  its purchase  price for its  certificate  between its  undivided  interest in the related  REMIC regular  interest  and its interest in the right to receive  payments  from the reserve fund in respect of any Basis Risk  Shortfall  Carry  Forward  Amounts in  accordance  with the relative fair market values of each property right.  Holders of the offered  certificates  may also have to allocate basis to the reserve fund on account of the right to receive  Unpaid  Realized  Loss  Amounts,  Current  Interest  and Interest
Carry  Forward  Amounts,  although  pursuant to the  Agreement,  the Trustee  will treat such  payments as advances  (in  which  event  it is  likely  that no  basis  should  be  allocated  to such  rights).  Such allocations  will be used for,  among other  things,  purposes of computing any original  issue  discount, market discount or premium,  as well as for determining  gain or loss on  disposition.  No  representation is or  will  be  made  as to the  relative  fair  market  values  thereof.  Generally,  payments  made  to certificates  with respect to any Basis Risk  Shortfall  Carry Forward  Amounts will be included in income based on, and the purchase  price  allocated to the reserve fund may be amortized in accordance  with, the regulations  relating  to  notional  principal  contracts.  In the case of  non-corporate  holders  of the offered  certificates  the amortization of the purchase price may be subject to limitations as an itemized deduction,  and may not be useable at all, if the  taxpayer  is subject to the  alternative  minimum  tax.
However,  regulations  have  recently  been  proposed  that  modify the  taxation  of  notional  principal contracts that contain  contingent  nonperiodic  payments.  As the application of such regulations  (i.e., whether  they  apply,  and if so, how they  apply)  are,  at this time,  unclear,  holders of the  offered certificates  should  consult  with their own tax advisors  with respect to the proper  treatment of their interest in the reserve fund.

         We make no  representation  on  whether  the  offered  certificates  (or  what,  if any,  portion thereof) will  constitute  "real estate  assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations secured by mortgages on real property",  in each case for real estate investment  trusts, or REITs. In addition,  we make no representation on whether the offered  certificates
(or what,  if any,  portion  thereof)  will  constitute  a "regular  interest  in a REMIC"  under  section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Penalty Protection

         If penalties were asserted against  purchasers of the Certificates  offered  hereunder in respect of their treatment of the  Certificates  for tax purposes,  the summary of tax  considerations  contained, and the  opinions  stated,  herein  and in the  prospectus  may not  meet  the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                         METHOD OF DISTRIBUTION

         Subject  to the terms  and  conditions  set  forth in the  underwriting  agreement,  the  offered certificates,  will be purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an affiliate  of the  Depositor,  the Sponsor and BSRM.  The offered  certificates  will be offered by the
Underwriter  (only as and if issued and  delivered to and accepted by the  Underwriter)  from time to time in  negotiated  transactions  or  otherwise at varying  prices to be  determined  at the time of sale.  In connection with the purchase and sale of the offered  certificates,  the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount.

         The Depositor  will  indemnify the  Underwriter  against  certain  civil  liabilities,  including liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter  may effect these  transactions  by selling the  underwritten  certificates to or through  dealers,  and those  dealers  may receive  compensation  in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the underwritten  certificates,  the Underwriter may be deemed to have received  compensation  from the
Depositor in the form of  underwriting  compensation.  The  Underwriter  and any dealers that  participate with the  underwriters in the  distribution of the related  underwritten  certificates may be deemed to be underwriters  and any  profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is currently no  secondary  market for the  certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the offered  certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                             SECONDARY MARKET

         There can be no assurance that a secondary market for the offered  certificates  will develop or, if it does  develop,  that it will  continue.  The primary  source of  information  available to investors concerning the offered certificates will be the monthly statements supplied to  certificateholders,  which will include  information as to the Current  Principal  Amount of the offered  certificates and the status of the applicable form of credit  enhancement.  There can be no assurance that any additional  information regarding  the  offered  certificates  will be  available  through  any other  source.  In  addition,  the
Depositor is not aware of any source through which price information  about the offered  certificates will be generally  available on an ongoing  basis.  The limited  nature of  information  regarding  the offered certificates  may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates becomes available.

                                             LEGAL MATTERS

         Legal  matters  relating to the offered  certificates  will be passed upon for the  Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                            LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor,  the Trustee,  the Issuing
Entity, BSRM or the Custodian,  or with respect to which the property of any of the foregoing  transaction parties is subject,  that are  material to the  certificateholders.  No legal  proceedings  against any of the foregoing  transaction  parties is known to be  contemplated  by  governmental  authorities,  that are material  to the  certificateholders.  We  refer  you to "The  Sponsor"  and  "Servicing  of the  Mortgage
Loans—The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

                           AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The  Sponsor,  the  Issuing  Entity,  the  underwriter,  BSRM and the  Depositor  are  affiliated parties.  The  Custodian  and the  Trustee  are the same  entity.  There are no  affiliations  between the
Sponsor,  the  Depositor,  the  underwriter,  BSRM or the  Issuing  Entity and  either the  Trustee or the
Custodian.  There are no  affiliations  between the Trustee and any 10%  concentration  originator  or the servicer.  There are  currently  no business  relationships,  agreements,  arrangements,  transactions  or understandings  between (a) the Sponsor,  the  Depositor or the Issuing  Entity and (b) any of the parties referred to in the  preceding  sentence,  or any of their  respective  affiliates,  that were entered into outside  the normal  course of  business  or that  contain  terms other than would be obtained in an arm's length  transaction  with an unrelated  third party and that are material to the investor's  understanding of the  certificates,  or,  except as  disclosed  herein,  that relate to the  certificates  or the pooled assets. No such business relationship,  agreement,  arrangement,  transaction or understanding has existed during the past two years,  other than as described  under "The Pooling and Servicing  Agreement—Custodial
Arrangement" herein.

                                                 RATINGS

         It is a  condition  to the  issuance  of each class of offered  certificates  that it receives at least the  ratings  set forth in the Term Sheet by one or more  rating  agencies  including  S&P,  Moody's and/or Fitch.

         The  ratings  assigned to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt  of  all  distributions  on the  mortgage  loans  by  the  related  certificateholders  under  the agreements  pursuant to which such  certificates  were  issued.  The ratings take into  consideration  the credit  quality  of the  related  mortgage  pool,  structural  and  legal  aspects  associated  with  such certificates,  and the  extent to which  the  payment  stream in the  mortgage  pool is  adequate  to make payments required under such certificates.  The ratings on the certificates do not, however,  constitute a statement regarding frequency of prepayments on the mortgages.

         The  ratings do not  address  the  possibility  that,  as a result of  principal  prepayments  or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the offered  certificates should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the offered  certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating agency will rate  the  offered  certificates  or,  in such  event,  what  rating  would  be  assigned  to the  offered certificates  by such other  rating  agency.  The  ratings  assigned  by such other  rating  agency to the offered certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing surveillance  by the  Rating  Agencies  for so long as any  Certificates  are  outstanding.  However,  the
Rating  Agencies are under no  obligation  to the  Depositor to continue to monitor or provide a rating on the Certificates.

                                            LEGAL INVESTMENT

         It is  anticipated  that the  classes  of offered  certificates  that are rated in one of the two highest rating  categories by a nationally  recognized  statistical  rating  organization  will constitute
"mortgage related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984 (or
SMMEA) and, as such,  will be legal  investments  for  certain  entities to the extent  provided in SMMEA, subject to state laws  overriding  SMMEA.  Certain  states have enacted  legislation  overriding the legal investment  provisions  of SMMEA.  Classes of  offered  certificates  not rated in one of the two  highest rating  categories  will not  constitute  "mortgage  related  securities"  for  purposes of SMMEA,  or the
Non-SMMEA  Certificates.  The appropriate  characterization  of the Non-SMMEA  Certificates  under various legal  investment  restrictions,  and thus the  ability  of  investors  subject to these  restrictions  to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The  Office  of Thrift  Supervision,  or the OTS,  has  issued  Thrift  Bulletins  73a,  entitled
"Investing in Complex  Securities,"  or TB 73a,  which is effective as of December 18, 2001 and applies to savings  associations  regulated  by the  OTS,  and 13a,  entitled  "Management  of  Interest  Rate  Risk,
Investment  Securities,  and  Derivatives  Activities,"  or TB 13a,  which is  effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

         One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets  applicable  regulatory and policy requirements  (including those set forth TB 13a (see below)) and internal guidelines,  is suitable for the institution,  and is  safe  and  sound.  The  OTS  recommends,  with  respect  to  purchases  of  specific securities,  additional analysis,  including,  among others, analysis of repayment terms, legal structure, expected  performance of the issuing  entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into  separate  tranches  with unequal payments, and collateral investment  parameters,  with respect to a security that is prefunded or involves a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence  requirements  for  investing  in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings  association's  investment  practices will be subject to criticism, and the OTS may require  divestiture  of such  securities.  The OTS also  recommends,  with  respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest rate risk, and  classification  factors.  For the purposes of each of TB 73a and TB
13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation  or real estate  mortgage  investment  conduit  security,  other than any  "plain  vanilla"  mortgage  pass-through security (that is,  securities  that are part of a single class of securities in the related pool that are
non-callable  and  do  not  have  any  special  features).   Accordingly,   all  Classes  of  the  offered
certificates  would  likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole  reliance on outside  ratings for  material purchases  of  complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings  association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction with, and in  validation  of,  its own  underwriting  processes,  and (iii)  that it  should  not use  ratings  as a substitute  for its own thorough  underwriting  analyses.  With respect the interest rate risk factor,  TB
73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i) conduct a pre-purchase  portfolio  sensitivity analysis for any "significant transaction"  involving  securities  or  financial  derivatives,  and (ii)  conduct a  pre-purchase  price sensitivity  analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted  by an  independent  third-party  as long as  management  understands  the  analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex securities with high price sensitivity"
be limited to  transactions  and  strategies  that lower a thrift  institution's  portfolio  interest rate risk.  TB 13a  warns  that  investment  in  complex  securities  by thrift  institutions  that do not have adequate  risk  measurement,  monitoring  and control  systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be  subject to  restrictions  on  investment  in the certificates.  Any such  institution  should consult its own legal advisors in determining  whether and to what  extent  there  may be  restrictions  on its  ability  to  invest  in the  certificates.  See  "Legal
Investment Matters" in the prospectus.

                                          ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit  plans  subject to Title I of the  Employee  Retirement  Income
Security Act of 1974, as amended,  or ERISA,  should  consider the ERISA  fiduciary  investment  standards before  authorizing  an investment by a plan in the  certificates.  In addition,  fiduciaries  of employee benefit  plans  subject to Title I of ERISA,  as well as certain  plans or other  retirement  arrangements that are not subject to Title I of ERISA but are subject to Section  4975 of the Code (such as  individual retirement  accounts and Keogh plans  covering only a sole  proprietor  or partners),  or any entity whose underlying assets include plan assets by reason of a plan or account  investing in such entity,  including an insurance company general account (hereafter  collectively  referred to as Plan(s)),  are encouraged to consult with their legal counsel to determine  whether an investment  in the  certificates  will cause the assets  of the  Trust,  or  Trust  Assets,  to be  considered  plan  assets  pursuant  to the  plan  asset regulations set forth at 29 C.F.R. § 2510.3-101 (or the Plan Asset  Regulations),  thereby  subjecting the
Plan to the  prohibited  transaction  rules  with  respect  to the Trust  Assets  and the  Trustee  or the
Servicer to the fiduciary  investments  standards of ERISA,  or cause the excise tax provisions of Section
4975 of the Code to apply to the Trust  Assets,  unless a statutory  exemption or an exemption  granted by the DOL applies to the purchase, sale, transfer or holding of the certificates.

         The DOL has issued Prohibited  Transaction Exemption 90-30 (as amended by Prohibited  Transaction
Exemption 97-34,  2000-58 and 2002-41) (or Underwriter's  Exemption) to the Underwriter which may apply to the offered  certificates.  However,  the  Underwriter's  Exemption  contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the investing  Plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of  Regulation D of the  Securities  and Exchange
Commission  under the  Securities Act and (ii) the offered  certificates  be rated at least "BBB-" (or its equivalent)  by Fitch  Rating,  S&P or  Moody's,  at the time of the  Plan's  purchase,  provided  that no mortgage  loan has an LTV in  excess  of 100% on the  Closing  Date.  See  "ERISA  Considerations"  in the
prospectus.  The DOL amended the Underwriter's  Exemption, as well as the essentially identical exemptions issued to certain other financial  institutions,  in PTE 2002-41 (67 Fed. Reg. 54487,  September 22, 2002)
to allow the trustee to be affiliated  with the  underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The  Underwriter's  Exemption  is  expected  to  apply  to the  certificates  if  the  conditions described  above are  satisfied.  Therefore,  each  beneficial  owner of a Subordinate  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that certificate or interest  therein,  that either (i) that  certificate was rated at least "BBB-" at the time of purchase,  (ii) such  beneficial  owner is not a benefit plan  investor as defined in Section  3(42) of
ERISA,  or (iii) (1) it is an  insurance  company,  (2) the  source of funds  used to  acquire or hold the certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in
PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Subordinate  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph shall indemnify and hold harmless the sponsor, the trustee, the servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

         Before  purchasing an offered  certificate,  a fiduciary of a Plan should itself confirm that the certificate  constitutes  "securities" for purposes of the  Underwriter's  Exemption and that the specific and  general  conditions  of the  Underwriter's  Exemption  and the  other  requirements  set forth in the
Underwriter's  Exemption would be satisfied.  Any Plan fiduciary that proposes to cause a Plan to purchase a certificate  are encouraged to consult with its counsel with respect to the potential  applicability  to such investment of the fiduciary  responsibility  and prohibited  transaction  provisions of ERISA and the
Code to the proposed investment.  For further information  regarding the ERISA considerations of investing in the certificates, see "ERISA Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.  However,  such governmental plan may be subject to Federal,  state and local law,  which is, to a material  extent,  similar to the  provisions of Section 406 of ERISA or Section 4975 of the Code, or Similar Law. A fiduciary of a governmental  plan should make its own  determination  as to the propriety of such investment under applicable  fiduciary or other investment  standards,  and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any  certificates  to a Plan is in no  respect a  representation  by the  Underwriter that such an  investment  meets all  relevant  legal  requirements  with respect to  investments  by Plans generally or any  particular  Plan or that such an investment is  appropriate  for Plans  generally or any particular Plan.

                                          AVAILABLE INFORMATION

         The  Depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the Depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the Issuing  Entity's  name.  The
Depositor does not intend to send any financial reports to certificate holders.

         The Issuing  Entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Description  of  the   Certificates—Reports   to  Certificateholders"  and  "Servicing  of  the  Mortgage
Loans—Evidence  as to  Compliance",  required  to be filed under  Regulation  AB),  periodic  distribution reports on Form 10-D,  current  reports on Form 8-K and  amendments to those  reports,  together with such other reports to certificate  holders or information  about the  certificate as shall have been filed with the  Commission  by the Trustee will be posted on the  Trustee's  internet web site as soon as  reasonably practicable  after it has been  electronically  filed with, or furnished to, the  Commission.  The address of the website is: www.ctslink.com.

                                      REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing  Entity is required to file reports under the Exchange Act,  those reports will be made available as described above under "Available Information".

         If the Issuing  Entity is no longer  required to file reports  under the Exchange  Act,  periodic distribution  reports  will  be  posted  on  the  Trustee's  website  referenced  above  under  "Available
Information"  as soon as  practicable.  Annual  reports of assessment of compliance  with the AB Servicing
Criteria,  attestation  reports,  and statements of compliance  will be provided to registered  holders of the related  securities  upon request free of charge.  See  "Servicing of the Mortgage Loans — Evidence as to Compliance" and "Description of the Certificates — Reports to Certificateholders."

                                INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this term sheet  supplement by reference all  documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a)
or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the offered  certificates  of the related  series.  All  documents  subsequently  filed by the Depositor  pursuant to Sections  13(a) or
15(d) of the  Exchange  Act in respect of any  offering  prior to the  termination  of the offering of the certificates shall also be deemed incorporated by reference into this term sheet supplement.

         The  Depositor  will provide or cause to be provided  without  charge to each person to whom this term sheet  supplement  is  delivered  in  connection  with the offering of one or more classes of offered certificates,  upon written or oral request of the person,  a copy of any or all the reports  incorporated in this term  sheet  supplement,  in each case to the  extent  the  reports  relate to one or more of such classes of the offered  certificates,  other than the exhibits to the  documents,  unless the exhibits are specifically  incorporated  by  reference  in the  documents.  Requests  should be  directed in writing to
Structured  Asset Mortgage  Investments  Inc., 383 Madison  Avenue,  New York, New York 10179,  Attention:
Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                                 GLOSSARY

         Below are  abbreviated  definitions of  significant  capitalized  terms used herein.  Capitalized terms used herein but not defined  herein  shall have the  meanings  assigned to them in the  accompanying prospectus.

Agreement  – The  Pooling  and  Servicing  Agreement,  which will be entered  into by the  Depositor,  the
Sponsor and Servicer and the Trustee.

Applied  Realized  Loss  Amount  – With  respect  to  any  class  of  offered  certificates  and as to any distribution  date, the sum of the Realized Losses with respect to the related mortgage loans,  which have been  applied in  reduction  of the  Current  Principal  Amount of such Class,  in an amount  equal to the amount,  if any, by which, (i) the aggregate  Current  Principal Amount of all of the certificates  (after all  distributions  of principal on such  distribution  date) exceeds (ii) the aggregate  Stated Principal
Balance of the mortgage loans for such distribution date.

Basis Risk Shortfall  Carry Forward  Amount – As of any  distribution  date for the offered  certificates, the sum of the Basis  Risk  Shortfall  for such  distribution  date and the Basis Risk  Shortfall  for all previous  distribution  dates not previously  paid,  together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Basis Risk Shortfall – If on the distribution  date the pass-through  rate for a class of Class A, Class M and Class B Certificates is based upon the Net Rate Cap, the excess, if any of:

           1.     The amount of Current  Interest  that such class would have been  entitled to receive on such  distribution  date had the  applicable  pass-though  rate been  calculated at a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus the  related  Margin and (ii) a rate set forth in the Term Sheet, over

           2.     The amount of Current  Interest on such class  calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Book-Entry Certificates — All certificates other than the physical certificates.

Business  Day –  Generally  any day other than a  Saturday,  a Sunday or a day on which the New York Stock
Exchange  or  Federal  Reserve  is  closed  or on which  banking  institutions  in New York City or in any jurisdiction  in which  the  Trustee,  Custodian  or the  Servicer  is  located  are  obligated  by law or executive order to be closed.

Cede – Cede & Co.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Class A Certificates – Any one of the certificates with a "Class A" designation in the Term Sheet.

Class A Principal  Distribution  Amount – The Class I-A  Principal  Distribution  Amount or the Class II-A
Principal Distribution Amount, as applicable.

Class B Principal  Distribution  Amount – The Class I-B  Principal  Distribution  Amount or the Class II-B
Principal Distribution Amount, as applicable.

Class M Principal  Distribution  Amount – The Class I-M  Principal  Distribution  Amount or the Class II-M
Principal Distribution Amount, as applicable.

Class I-A Principal Distribution Amount – The definition set forth in the Term Sheet.

Class I-B  Principal  Distribution  Amount – For each  class of Class B  Certificates  in loan group I, as applicable, the related definition set forth in the Term Sheet.

Class I-M  Principal  Distribution  Amount – For each  class of Class M  Certificates  in loan group I, as applicable, the related definition set forth in the Term Sheet.

Class II-A Principal Distribution Amount – The definition set forth in the Term Sheet.

Class II-B Principal  Distribution  Amount – For each class of Class B  Certificates  in loan group II, as applicable, the related definition set forth in the Term Sheet.

Class II-M Principal  Distribution  Amount – For each class of Class M  Certificates  in loan group II, as applicable, the related definition set forth in the Term Sheet.

Closing Date — As set forth in the Term Sheet.

Current  Interest  – With  respect to each  class of Class A,  Class M and Class B  Certificates  and each distribution  date, the interest accrued at the applicable  pass-through rate for the applicable  Interest
Accrual Period on the Current Principal Amount of such class plus any amount  previously  distributed with respect to interest for such class that is recovered as a voidable  preference  by a trustee in bankruptcy reduced by (x) any Net  Deferred  Interest  allocated  to such class in the manner  described  in the Term
Sheet and (y) any  Prepayment  Interest  Shortfall  to the extent not  covered  by  Compensating  Interest
Payments and any shortfalls  resulting from the  application of the Relief Act, in each case to the extent allocated  to such  class  of  certificates  as  described  under  clause  First  in  "Description  of the
Certificates—Distributions on the Certificates" herein.

Current  Principal Amount – With respect to any class of offered  certificates and any distribution  date, the  original  current  principal  amount  of such  class  plus the  amount of any Net  Deferred  Interest allocated thereto on the related  distribution date and all previous  distribution  dates and, in the case of a Subordinate  Certificate,  any Subsequent  Recoveries  added to the Current  Principal Amount of such certificate,  as described under "Description of the  Certificates—Allocation  of Realized Losses" herein, less  the  sum of (i)  all  amounts  in  respect  of  principal  distributed  to such  class  on  previous distribution  dates and (ii) any  Applied  Realized  Loss  Amounts  allocated  to such  class on  previous distribution dates.

Current Specified  Overcollateralization  Percentage – For any distribution date, a percentage  equivalent of a  fraction,  the  numerator  of which  is the  related  Overcollateralization  Target  Amount  and the denominator  of which is the aggregate  Stated  Principal  Balance of the related  mortgage loans for such distribution date.

Cut-off Date — As set forth in the Term Sheet.

Deferred  Interest — The amount of interest  which is  deferred  and added to the  principal  balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

DOL —  United States Department of Labor.

Due Date – With  respect to each  mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the  first  day of a month  and  otherwise  is  deemed  to be the first day of the following month or such other date specified in the Servicing Agreement.

Due Period – As set forth in the Term Sheet.

Excess  Cashflow – With respect to any  distribution  date and each loan group,  the sum of (i)  Remaining
Excess Spread for such loan group and such  distribution  date and (ii) the related  Overcollateralization
Release Amount for such distribution date.

Excess  Spread – With respect to any  distribution  date and each loan group,  the excess,  if any, of the related  Interest  Funds for such  distribution  date over the sum of the Current  Interest on the related offered  certificates  and Interest  Carry  Forward  Amounts on the related  senior  certificates  on such distribution date.

EMC – EMC Mortgage Corporation.

Extra  Principal  Distribution  Amount – With  respect to any  distribution  date and each loan group,  an amount  derived  from the related  Excess  Spread  equal to the lesser of (a) the  excess,  if any, of the
related   Overcollateralization   Target   Amount   for  such   distribution   date   over   the   related
Overcollateralization  Amount  for such  distribution  date and (b) the  related  Excess  Spread  for such distribution date.

Insurance Proceeds – All proceeds of any insurance  policies,  to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance  with the servicer's  normal servicing  procedures,  other than proceeds  that  represent  reimbursement  of the  servicer's  costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period — As set forth in the Term Sheet.

Interest  Carry  Forward  Amount – With  respect  to each  class of  offered  certificates  and the  first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the amount  actually  distributed  to such class with respect to interest on or after such prior distribution dates, and

         2.       interest on such excess (to the extent  permitted by applicable  law) at the  applicable pass-  through  rate for the related  Interest  Accrual  Period  including  the Interest
                  Accrual Period relating to such distribution date.

Interest Funds – With respect to any distribution date, the sum, without duplication, of:

         1.       all scheduled  interest  collected in respect of the related  mortgage  loans during the related Due Period,  less the Servicing  Fee, if any, and any related  amounts  required to be  reimbursed  to EMC, the  Servicer,  the Trustee and the  Custodian as provided in the Agreement,

         2.       all advances relating to interest on the related mortgage loans made by the Servicer,

         3.       all Compensating Interest Payments with respect to the related mortgage loans,

         4.       Insurance  Proceeds and  Liquidation  Proceeds  received on the related  mortgage  loans during the related  Prepayment Period (or in the case of Subsequent  Recoveries,  during the related Due Period),  to the extent such  Liquidation  Proceeds  relate to interest, less all non-recoverable advances relating to interest and certain expenses,

         5.       the interest  portion of proceeds from the related  mortgage loans that were repurchased during the related Due Period, and

         6.       the interest  portion of the purchase  price of the assets of the Trust upon exercise by
                  EMC or its designee of its optional termination right;

                  minus

         7.       any amounts  required to be  reimbursed  to EMC,  the  Depositor,  the  Servicer and the
                  Trustee, as provided in the Agreement.

Issuing Entity or Trust — Bear Stearns Mortgage Funding Trust 2006-AR2.

Liquidation  Proceeds – All net proceeds,  other than Insurance Proceeds,  received in connection with the partial  or  complete  liquidation  of  the  related  mortgage  loans,  whether  through  trustee's  sale, foreclosure  sale or otherwise,  or in connection with any  condemnation or partial release of a mortgaged property,  together with the net proceeds  received with respect to any mortgaged  properties  acquired by the servicer by foreclosure or deed in lieu of foreclosure in connection  with defaulted  mortgage  loans, other  than  the  amount  of such net  proceeds  representing  any  profit  realized  by the  Servicer  in connection with the disposition of any such properties, and  Subsequent Recoveries.

Margin – The applicable margin for the related class of certificates as set forth in the Term Sheet.

Moody's – Moody's Investors Service, Inc., and any successor in interest.

Monthly  Advance — The  aggregate of all payments of interest,  net of the  Servicing  Fee,  that were due during the  related  Due Period on the  mortgage  loans and that were  delinquent  on the related Due Date
(other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly  Payments — For any mortgage loan and any month,  the  scheduled  payment or payments of principal
(if any) and interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month under the related  mortgage note or in the case of any mortgaged  property  acquired through foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related  mortgage note.

Mortgage  Loan  Purchase  Agreement — The  Mortgage  Loan  Purchase  Agreement  to be entered  into by the
Depositor and the Sponsor.

Net Deferred  Interest — On any  distribution  date, the Deferred  Interest on the related  mortgage loans during the related Due Period net of prepayments in full, partial prepayments,  net liquidation  proceeds, repurchase proceeds and scheduled principal  payments,  in that order,  available to be distributed on the related Certificates on that distribution date.

Net Rate Cap – For each class of certificates in each loan group, as defined in the Term Sheet.

Net Rate – For any mortgage  loan, the then  applicable  mortgage rate thereon less the Servicing Fee Rate expressed as a per annum rate.

Overcollateralization Amount – With respect to each loan group, as defined in the Term Sheet.

Overcollateralization Release Amount –  With respect to each loan group, as defined in the Term Sheet.

Overcollateralization Target Amount – With respect to each loan group, as defined in the Term Sheet.

Prepayment  Period – With respect to a distribution  date, the calendar month preceding the month in which such distribution date occurs.

Principal Distribution Amount – As defined in the Term Sheet.

Principal  Funds – With  respect to each  distribution  date and each loan group,  the greater of (i) zero and (ii) the sum, without duplication, of:

         1.       the principal  collected on the related  mortgage loans during the related Due Period or advanced on or before the servicer advance date,

         2.       prepayments  in respect of the  related  mortgage  loans,  exclusive  of any  prepayment charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each related mortgage loan that was repurchased by the
                  Depositor or the Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement mortgage  loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage  loans  delivered  by the  Servicer  in  connection  with a  substitution  of a mortgage loan during the related Due Period,

         5.       Insurance  Proceeds  and all  Liquidation  Proceeds  collected  on the related  mortgage loans during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries, during the related Due Period) on the  mortgage  loans,  to the extent such  Liquidation
                  Proceeds  relate to principal,  less all related  non-recoverable  advances  relating to principal reimbursed during the related Due Period,

         6.       the  principal  portion  of the  purchase  price of the  assets  of the  Trust  upon the exercise by EMC or its designee of its optional termination right; minus

         7.       any amounts  required to be  reimbursed  to EMC,  the  Depositor,  the  Servicer and the
                  Trustee, as provided in the Agreement.

Rating Agencies — As specified in the Term Sheet.

Record Date – As set forth in the Term Sheet.

Realized  Loss – The excess of the Stated  Principal  Balance of a  defaulted  mortgage  loan over the net
Liquidation Proceeds with respect thereto that are allocated to principal.

Regular Certificates — All classes of certificates other than the Residual Certificates.

Remaining  Excess Spread – With respect to any  distribution  date and each loan group,  the Excess Spread for such loan group remaining after the distribution of any Extra Principal  Distribution  Amount for such loan group and such distribution date.

Repurchase  Price – With respect to any mortgage loan required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the  Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid interest on the  Outstanding  Principal  Balance at the related  mortgage  rate through and  including the last day of the month of repurchase  reduced by (b) any portion of the  Servicing Fee or advances  payable to the purchaser of the mortgage  loan and (ii) any costs and damages  incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

Residual  Certificates — The Class R  certificates.  There will be a separate  Class R certificate  with a specific designation for each REMIC election that is made.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled Monthly Payments – As defined in the Term Sheet.

Servicer — EMC Mortgage Corporation.

Servicing  Fee — With respect to each  mortgage  loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — As set forth in the Term Sheet.

Sponsor — EMC Mortgage Corporation.

Stated Principal  Balance – For any mortgage loan, with respect to any  distribution  date, the sum of the principal  balance  thereof as of the Cut-off Date plus any amount by which the principal  balance thereof has been increased for Deferred  Interest  pursuant to the terms of the related  mortgage note on or prior to such distribution date, minus the sum of:

         1.       the principal  portion of the scheduled  Monthly  Payments due from  mortgagors (if any)
                  with  respect to such  mortgage  loan due during  each Due Period  ending  prior to such distribution date (and irrespective of any delinquency in their payment);

         2.       all  prepayments  of principal  with respect to such mortgage loan received  prior to or during  the  related  Prepayment  Period,  and all  liquidation  proceeds  to the extent applied by the Servicer as recoveries  of principal in accordance  with the Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

         3.       any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date – As defined in the Term Sheet.

Subsequent  Recoveries — As of any  distribution  date,  amounts received during the related Due Period by the Servicer or surplus  amounts  held by the Servicer to cover  estimated  expenses  (including,  but not
limited  to,  recoveries  in  respect  of  the   representations  and  warranties  made  by  the  Sponsor)
specifically  related  to a  liquidated  mortgage  loan or  disposition  of an REO  property  prior to the related  Prepayment  Period that resulted in a Realized  Loss,  after  liquidation  or disposition of such mortgage loan.

Term Sheet — The New Issue  Computational  Materials for Bear Stearns  Mortgage  Funding  Trust  2006-AR2,
Mortgage  Pass-Through  Certificates,  Series 2006-AR2,  Group I and Group II delivered by Bear, Stearns &
Co. Inc.

Trigger Event – As defined in the Term Sheet.

Trust – The Trust identified in the Term Sheet.

Trustee – Wells Fargo Bank, National Association.

Unpaid  Realized Loss Amount – With respect to any class of Class A, Class M and Class B  Certificates  in each loan group and as to any distribution date, the excess of

         1.       Applied Realized Loss Amounts for such loan group with respect to such class; over

         2.       the sum of all  distributions  in reduction of the Applied  Realized Loss Amounts on for such loan group all previous distribution dates.

         Any amounts  distributed  to a class of offered  certificates  in respect of any Unpaid  Realized
Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

                                                 ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the certificates,  which are referred to as the global securities,  will be  available  only in  book-entry  form.  Investors in the global  securities  may hold interests in these global  securities  through any of DTC,  Clearstream or Euroclear.  Initial  settlement and all secondary trades will settle in same-day funds.

         Secondary  market  trading  between  investors  holding  interests in global  securities  through
Clearstream  and  Euroclear  will be  conducted  in  accordance  with  their  normal  rules and  operating procedures and in accordance  with  conventional  eurobond  practice.  Secondary  market  trading  between investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC,  Euroclear and  Clearstream  are expected to follow the procedures  described below in order to  facilitate  transfers  of  interests  in the global  securities  among  participants  of DTC,
Euroclear  and  Clearstream,  they are under no  obligation  to  perform  or  continue  to  perform  those procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the Servicer nor the Trustee will have any  responsibility  for the  performance by DTC,  Euroclear and  Clearstream or their respective  participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

         Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those holders meet certain  requirements and deliver  appropriate U.S. tax documents to the securities  clearing organizations or their participants.

Initial Settlement

         The  global  securities  will  be  registered  in the  name  of  Cede & Co.  as  nominee  of DTC.
Investors'  interests in the global securities will be represented  through financial  institutions acting on their  behalf  as  direct  and  indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold positions on behalf of their participants through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities  through DTC participants,  rather than through  Clearstream  or Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of  mortgage-backed  certificate.  Investors'  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold  interests  in global  securities  through  Clearstream  or Euroclear accounts will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.  Interests  in  global securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC participants  will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream  and/or Euroclear  Participants.  Secondary market trading between
Clearstream   participants  or  Euroclear  participants  and/or  investors  holding  interests  in  global securities  through them will be settled  using the  procedures  applicable to  conventional  eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream or Euroclear  Purchaser.  When interests in global securities  are to be  transferred  on behalf of a seller  from the  account of a DTC  participant  to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions  to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository  to receive an interest in the global  securities  against  payment.  Payment  will include  interest  accrued  on the global  securities  from and  including  the last  payment  date to but excluding  the  settlement  date.  Payment  will  then  be made by the  respective  depository  to the DTC participant's  account  against  delivery of an interest in the global  securities.  After this settlement has been  completed,  the interest will be credited to the respective  clearing system and by the clearing system,  in  accordance  with  its  usual  procedures,  to  the  Clearstream  participant's  or  Euroclear participant's  account.  The credit of this  interest  will appear on the next  business  day and the cash debit will be back-valued to and the interest on the global  securities  will accrue from, the value date, which would be the  preceding  day when  settlement  occurred in New York.  If settlement is not completed through DTC on the intended  value date,  i.e., the trade fails,  the  Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need  to  make  available  to  the respective  clearing  system the funds  necessary to process  same-day funds  settlement.  The most direct means  of doing  so is to  pre-position  funds  for  settlement  from  cash on  hand,  in  which  case the
Clearstream  participants  or Euroclear  participants  will take on credit  exposure to Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the Euroclear  operator has extended a line of credit to them,  Clearstream  participants or Euroclear  participants can elect not to pre-position  funds and allow that  credit  line  to be  drawn  upon.  Under  this  procedure,  Clearstream  participants  or  Euroclear participants  receiving  interests in global  securities for purchasers would incur overdraft  charges for one day, to the extent they cleared the overdraft  when interests in the global  securities  were credited to their  accounts.  However,  interest  on the  global  securities  would  accrue  from the  value  date.
Therefore,  the  investment  income on the interest in the global  securities  earned  during that one-day period would tend to offset the amount of these  overdraft  charges,  although  this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since  the  settlement  through  DTC  will  take  place  during  New  York  business  hours,  DTC participants  are  subject to DTC  procedures  for  transferring  interests  in global  securities  to the respective  depository  of  Clearstream  or  Euroclear  for the  benefit of  Clearstream  participants  or
Euroclear  participants.  The sale  proceeds will be available to the DTC seller on the  settlement  date.
Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders  that use  Clearstream  participants  or Euroclear  participants  to purchase  interests  in global  securities  from DTC  participants  or sellers  settling  through them for delivery  to  Clearstream  participants  or  Euroclear  participants  should  note that these  trades will automatically  fail on the sale  side  unless  affirmative  action  is taken.  At least  three  techniques should be available to eliminate this potential condition:

o    borrowing  interests in global  securities  through  Clearstream  or Euroclear for one day, until the purchase  side of the  intra-day  trade is reflected  in the  relevant  Clearstream  or Euroclear accounts, in accordance with the clearing system's customary procedures;

o    borrowing  interests in global  securities in the United States from a DTC  participant  no later than one day  prior to  settlement,  which  would  give  sufficient  time  for such  interests  to be reflected in the relevant  Clearstream or Euroclear  accounts in order to settle the sale side of the trade; or

o    staggering  the value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and  DTC  Purchaser.  Due  to  time  zone differences  in their  favor,  Clearstream  participants  and  Euroclear  participants  may  employ  their customary  procedures for  transactions in which  interests in global  securities are to be transferred by the respective  clearing  system,  through the respective  depository,  to a DTC  participant.  The seller will send  instructions  to Clearstream  or the Euroclear  operator  through a Clearstream  participant or
Euroclear  participant  at least one  business day prior to  settlement.  Clearstream  or  Euroclear  will instruct  its  respective  depository,  to  credit  an  interest  in the  global  securities  to  the  DTC participant's  account against payment.  Payment will include  interest  accrued on the global  securities from and including the last payment date to but excluding the  settlement  date.  The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following  business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be  back-valued  to the value date,  which would be the  preceding  day,  when  settlement  occurred through DTC in New York.  If  settlement  is not  completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities  holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address  outside the U.S.,  will be subject to the 30% U.S.  withholding  tax that typically applies to payments of interest,  including  original issue  discount,  on registered  debt issued by U.S.
persons, unless:

o    each  clearing  system,  bank or  other  institution  that  holds  customers'  securities  in the ordinary  course of its trade or  business  in the chain of  intermediaries  between  the  beneficial owner or a foreign  corporation  or  foreign  trust and the U.S.  entity  required  to  withhold  tax complies with applicable certification requirements; and

o    the  beneficial  owner takes one of the  following  steps to obtain an  exemption  or reduced tax rate:

o    Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global  securities that are
     Non-U.S.  persons  generally can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of Foreign  Status of  Beneficial  Owner for United  States Tax
     Withholding.  Non-U.S.  persons  residing in a country  that has a tax treaty with the United  States can obtain an exemption or reduced tax rate,  depending on the treaty  terms,  by filing Form W-8BEN.
     If the information  shown on Form W-8BEN  changes,  a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.
     person,  including a non-U.S.  corporation or bank with a U.S. branch,  for which the interest income is effectively  connected  with its conduct of a trade or business in the United  States,  can obtain an  exemption  from the  withholding  tax by filing Form W-8ECI or  Certificate  of Foreign  Person's
     Claim for Exemption from Withholding on Income  Effectively  Connected with the Conduct of a Trade or
     Business in the United States.

o    Exemption  for U.S.  Persons—Form  W-9.  U.S.  persons can obtain a complete  exemption  from the withholding  tax by filing  Form W-9 or  Payer's  Request  for  Taxpayer  Identification  Number  and
     Certification.

         U.S.  Federal  Income Tax Reporting  Procedure.  The holder of a global  security or, in the case of a Form W-8BEN or Form W-8ECI filer,  his agent,  files by submitting the appropriate form to the person through whom it holds the  security—the  clearing  agency,  in the case of persons holding directly on the books of the  clearing  agency.  Form  W-8BEN and Form  W-8ECI  generally  are  effective  until the third succeeding  calendar  year  from the date the form is  signed.  However,  the  W-8BEN  and  W-8ECI  with a taxpayer  identification  number  will  remain  effective  until  a  change  in  circumstances  makes  any information on the form incorrect,  provided that the  withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o    a citizen or resident of the United States;

o    a corporation,  partnership or other entity treated as a corporation or a partnership  for United
     States federal  income tax purposes  organized in or under the laws of the United States or any state thereof,  including for this purpose the District of Columbia,  unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court  within the  United  States is able to  exercise  primary  supervision  of the administration  of the trust and one or more United States  persons have the authority to control all substantial decisions of the trust.

If the  information  shown on Form W-8BEN or Form W-8ECI  changes,  a new Form W-8BEN or Form  W-8ECI,  as applicable,  must be filed  within  30 days of the  change.  Certain  trusts  not  described  in the final bullet of the  preceding  sentence  in  existence  on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S.  person.  The term "Non-U.S.  person" means any person who is not a U.S.
person.  This summary does not deal with all aspects of U.S.  federal income tax  withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are  advised to consult  their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.